                                                                     Exhibit 4.1
================================================================================

                        ASSET BACKED FUNDING CORPORATION,
                                    DEPOSITOR

                          AMERIQUEST MORTGAGE COMPANY,
                                    SERVICER

                                       AND

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JUNE 1, 2005

                               ABFC 2005-AQ1 TRUST

                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

================================================================================

                                TABLE OF CONTENTS



                                                                                                  Page
                                                                                                  ----

ARTICLE I DEFINITIONS                                                                                5

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                          48

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND                                          60



                                       -i-



ARTICLE IV FLOW OF FUNDS                                                                            87

ARTICLE V THE CERTIFICATES                                                                         102

ARTICLE VI THE SERVICER AND THE DEPOSITOR                                                          108

   Section 6.01    Liability of the Servicer and the Depositor.....................................108
   Section 6.02    Merger or Consolidation of, or Assumption of the Obligations of, the
                      Servicer or the Depositor.                                                   109

   Section 6.09    No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the
                      Trustee or Certificateholders.                                               113
   Section 6.10    Assumption or Termination of Sub-Servicing Agreements by Trustee................113
   Section 6.11    Sub-Servicing Accounts..........................................................114


                                      -ii-



ARTICLE VII DEFAULT                                                                                114

ARTICLE VIII THE TRUSTEE                                                                           119

ARTICLE IX REMIC AND GRANTOR TRUST ADMINISTRATION                                                  128

ARTICLE X TERMINATION                                                                              132

   Section 10.01   Termination.....................................................................132
   Section 10.02   Additional Termination Requirements.............................................134

ARTICLE XI MISCELLANEOUS PROVISIONS                                                                134



                                      -iii-





                                      -iv-

                                    EXHIBITS:



Exhibit A-1A   Form of Class A-1A Certificate
Exhibit A-1B   Form of Class A-1B Certificate
Exhibit A-2    Form of Class A-2 Certificate
Exhibit A-3    Form of Class A-3 Certificate
Exhibit A-4    Form of Class A-4 Certificate
Exhibit A-5    Form of Class A-5 Certificate
Exhibit A-6    Form of Class A-6 Certificate
Exhibit B-1    Form of Class M-1 Certificate
Exhibit B-2    Form of Class M-2 Certificate
Exhibit B-3    Form of Class M-3 Certificate
Exhibit B-4    Form of Class M-4 Certificate
Exhibit B-5    Form of Class M-5 Certificate
Exhibit B-6    Form of Class M-6 Certificate
Exhibit B-7    Form of Class B-1 Certificate
Exhibit B-8    Form of Class B-2 Certificate
Exhibit C-1    Form of Class CE Certificate
Exhibit C-2    Form of Class P Certificate
Exhibit C-3    Form of Class R Certificate
Exhibit D      Mortgage Loan Schedule
Exhibit E      Form of Request for Release of Documents
Exhibit F-1    Form of Trustee's Initial Certification
Exhibit F-2    Form of Trustee's Final Certification
Exhibit F-3    Form of Receipt of Mortgage Note
Exhibit G      Mortgage Loan Purchase Agreement
Exhibit H      Form of Lost Note Affidavit
Exhibit I      Form of ERISA Representation
Exhibit J      Form of Investment Letter
Exhibit K      Form of Class R Certificate Transfer Affidavit
Exhibit L      Form of Transferor Certificate
Exhibit M      Form of Remittance Report
Exhibit N      Form of Yield Maintenance Agreement relating to the Class A-1A Certificates
Exhibit O      Form of Certification
Exhibit P-1    Form of Certification to be Provided by the Trustee to the Depositor
Exhibit P-2    Form of Certification to be Provided by the Servicer to the Depositor


                                       -v-

          ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"),
AMERIQUEST MORTGAGE COMPANY, as servicer (the "Servicer"), and DEUTSCHE BANK
NATIONAL TRUST COMPANY, as trustee (the "Trustee"), are entering into this
Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement").

                              PRELIMINARY STATEMENT

          The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust
Fund created hereunder. The Certificates will consist of eighteen Classes of
Certificates, designated as (i) the Class A-1A, Class A-1B, Class A-2, Class
A-3, Class A-4, Class A-5 and Class A-6 Certificates, (ii) the Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, (iii) the Class
B-1 and Class B-2 Certificates, (iv) the Class CE Certificates, (v) the Class P
Certificates and (vi) the Class R Certificate.

                                     REMIC 1

          As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Yield Maintenance
Agreement, the Reserve Account, the Cap Carryover Amounts and the Servicer
Prepayment Charge Payment Amounts) as a real estate mortgage investment conduit
(a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions.
The following table irrevocably sets forth the designation, the Uncertificated
REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1
Regular Interests. None of the REMIC 1 Regular Interests will be certificated.



======================================================================================
                 Uncertificated
              REMIC Pass-Through    Initial Uncertificated    Latest Possible Maturity
Designation          Rate                 Balance                     Date(1)
--------------------------------------------------------------------------------------

   LT1AA          Variable(2)           801,796,864.51              May 25, 2035
--------------------------------------------------------------------------------------
  LT1A1A          Variable(2)             1,036,380.00              May 25, 2035
--------------------------------------------------------------------------------------
  LT1A1B          Variable(2)             1,000,000.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1A2          Variable(2)             2,066,690.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1A3          Variable(2)               424,060.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1A4          Variable(2)             1,658,050.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1A5          Variable(2)               522,910.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1A6          Variable(2)               745,340.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M1          Variable(2)               368,180.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M2          Variable(2)               134,990.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M3          Variable(2)                32,730.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M4          Variable(2)                28,630.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M5          Variable(2)                28,640.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1M6          Variable(2)                32,730.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1B1          Variable(2)                32,720.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1B2          Variable(2)                36,820.00              May 25, 2035
--------------------------------------------------------------------------------------
   LT1ZZ          Variable(2)             8,214,331.32              May 25, 2035
--------------------------------------------------------------------------------------
   LT1P           Variable(2)                   100.00              May 25, 2035
======================================================================================


(1)  Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii),
     the Distribution Date in the month following the maturity date for the
     Mortgage Loan with the latest maturity date has been designated as the
     "latest possible maturity date" for each REMIC 1 Regular Interest.

(2)  Calculated in accordance with the definition of "Uncertificated REMIC 1
     Pass-Through Rate" herein.

          The foregoing REMIC structure is intended to cause all the cash from the Mortgage Loans to flow through REMIC 2 as cash flow on a Regular
Certificate, without creating any shortfall, actual or potential (other than for losses), to any Regular Certificate. To the extent that the structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with
Section 11.01 herein.

                                      -2-

                                     REMIC 2

          As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of
"residual interests" in REMIC 2 for purposes of the REMIC Provisions.

          The following table sets forth (or describes) the Class designation,
Certificate Interest Rate and Original Class Certificate Principal Balance for
each Class of Certificates comprising the interests in the Trust Fund created hereunder:

==========================================================================
            Original Class
        Certificate Principal    Certificate Interest      Assumed Final
Class          Balance                   Rate           Maturity Dates(18)
--------------------------------------------------------------------------
A-1A         $103,638,000                (1)             January 25, 2019
--------------------------------------------------------------------------
A-1B         $100,000,000        4.250% per annum (2)    January 25, 2019
--------------------------------------------------------------------------
A-2          $206,669,000        4.300% per annum (3)     August 25, 2027
--------------------------------------------------------------------------
A-3          $ 42,406,000        4.420% per annum (4)     March 25, 2029
--------------------------------------------------------------------------
A-4          $165,805,000        5.010% per annum (5)    January 25, 2034
--------------------------------------------------------------------------
A-5          $ 52,291,000        5.320% per annum (6)     March 25, 2035
--------------------------------------------------------------------------
A-6          $ 74,534,000        4.780% per annum (7)    January 25, 2035
--------------------------------------------------------------------------
M-1          $ 36,818,000        5.240% per annum (8)    November 25, 2034
--------------------------------------------------------------------------
M-2          $ 13,499,000        5.440% per annum (9)      July 25, 2034
--------------------------------------------------------------------------
M-3          $  3,273,000       5.740% per annum (10)    February 25, 2034
--------------------------------------------------------------------------
M-4          $  2,863,000       5.750% per annum (11)    November 25, 2033
--------------------------------------------------------------------------
M-5          $  2,864,000       5.750% per annum (12)     August 25, 2033
--------------------------------------------------------------------------
M-6          $  3,273,000       5.750% per annum (13)     April 25, 2033
--------------------------------------------------------------------------
B-1          $  3,272,000       5.750% per annum (14)      July 25, 2032
--------------------------------------------------------------------------
B-2          $  3,682,000       5.750% per annum (15)    February 25, 2031
--------------------------------------------------------------------------
CE                   (16)               (16)                   N/A
--------------------------------------------------------------------------

                                       -3-

=========================================================================
            Original Class
        Certificate Principal   Certificate Interest     Assumed Final
Class         Balance                    Rate          Maturity Dates(18)
-------------------------------------------------------------------------
P(17)          $100.00                   N/A                   N/A
-------------------------------------------------------------------------
R                N/A                     N/A                   N/A
=========================================================================

(1)  Interest will accrue on the Class A-1A Certificates during each Interest
     Accrual Period at a rate equal to the lesser of: (i) the Class A-1
     Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.

(2)  Interest will accrue on the Class A-1B Certificates at the indicated fixed rate (increased to 4.750% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(3)  Interest will accrue on the Class A-2 Certificates at the indicated fixed rate (increased to 4.800% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(4)  Interest will accrue on the Class A-3 Certificates at the indicated fixed rate (increased to 4.920% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(5)  Interest will accrue on the Class A-4 Certificates at the indicated fixed rate (increased to 5.510% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(6)  Interest will accrue on the Class A-5 Certificates at the indicated fixed rate (increased to 5.820% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(7)  Interest will accrue on the Class A-6 Certificates at the indicated fixed rate (increased to 5.280% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(8)  Interest will accrue on the Class M-1 Certificates at the indicated fixed rate (increased to 5.740% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(9)  Interest will accrue on the Class M-2 Certificates at the indicated fixed rate (increased to 5.940% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(10) Interest will accrue on the Class M-3 Certificates at the indicated fixed rate (increased to 6.240% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(11) Interest will accrue on the Class M-4 Certificates at the indicated fixed rate (increased to 6.250% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(12) Interest will accrue on the Class M-5 Certificates at the indicated fixed rate (increased to 6.250% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(13) Interest will accrue on the Class M-6 Certificates at the indicated fixed rate (increased to 6.250% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(14) Interest will accrue on the Class B-1 Certificates at the indicated fixed rate (increased to 6.250% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(15) Interest will accrue on the Class B-2 Certificates at the indicated fixed rate (increased to 6.250% per annum for Interest Accrual Periods relating to Distribution Dates after the Optional Termination Date) subject to the
     Pool Cap for such Distribution Date.

(16) The Class CE Certificates (i) will have an Original Class Certificate
     Principal Balance equal to the Initial Overcollateralization Amount and
     (ii) will bear interest at its Pass-Through Rate on the Notional Amount of the Class CE Certificates.

(17) The Class P Certificate will not bear interest.

(18) Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii),
     the Distribution Date in the month following the maturity date for the
     Mortgage Loan with the latest maturity date has been designated as the
     "latest possible maturity date" for each Class of Certificates.

          As of the Cut-off Date, the Mortgage Loans had an aggregate scheduled
Principal Balance equal to $818,160,165.83.

                                       -4-

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Defined Terms.

          Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1
Regular Interests and the Fixed-Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the
Class A-1A Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

          "1933 Act": The Securities Act of 1933, as amended.

          "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage
Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a
Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (measured under the OTS delinquency calculation methodology) and each Mortgage Loan relating to an REO Property.

          "Account": Any of the Collection Account, the Distribution Account,
the Reserve Account or the Escrow Account.

          "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Class A, Class M and Class B Certificates, an amount equal to the interest accrued at the Certificate Interest Rate of such Class during the related Interest Accrual Period on the Certificate Principal Balance of such
Class of Certificates, reduced by such Class' Interest Percentage of Prepayment
Interest Shortfalls (not covered by Compensating Interest) and Relief Act
Interest Shortfalls for such Distribution Date allocated to such class pursuant to Section 4.01.

          "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

          "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

          "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a
Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Aggregate Overcollateralization Release Amount": With respect to any
Distribution Date, the lesser of (i) the Principal Remittance Amount and (ii)
the Overcollateralization Release Amount.

          "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

                                      -5-

          "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

          "Applied Realized Loss Amount": With respect to each Distribution
Date, the excess, if any, of (a) the aggregate of the Certificate Principal
Balances of the Class A, Class M, Class B and Class P Certificates (after giving effect to the distribution of the Principal Distribution Amount on such
Distribution Date and any increase in any Certificate Principal Balance as a result of Subsequent Recoveries) over (b) the Pool Balance as of the end of the related Collection Period.

          "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom if applicable, the mortgage recordation information which has not been returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

          "Assignment, Assumption and Recognition Agreement": The Assignment,
Assumption and Recognition Agreement, dated June 7, 2005, among the Depositor, the Seller and the Originator.

          "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

          "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related
Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance
Proceeds, Condemnation Proceeds, Principal Prepayments, the Purchase Price for
any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges, Servicer
Prepayment Charge Payment Amounts and Prepayment Interest Excess) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection
Account for such Distribution Date, (d) any Compensating Interest for such
Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date and (f) any Reimbursement Amount or Subsequent Recovery
deposited into the Collection Account during the related Prepayment Period over
(ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to
Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section 8.05 or Section 9.01(c), (c) Stayed Funds, (d) the Servicing
Fee and (e) amounts deposited in the Collection Account or the Distribution
Account, as the case may be, in error.

          "Balloon Mortgage Loan": Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

          "Bankruptcy Code": Title 11 of the United States Code, as amended.

          "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the

                                      -6-

Depository or on the books of a Person maintaining an account with the
Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1A, Class
A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2
Certificates shall be Book-Entry Certificates.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of California or
the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "Cap Carryover Amount": If on any Distribution Date, the Accrued
Certificate Interest for the Class A-1A Certificates is based upon the Pool Cap, the excess of (i) the amount of interest such Certificates would have been entitled to receive on such Distribution Date based on the related Pass-Through
Rate, over (ii) the amount of interest such Certificates received on such
Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class of Certificates).

          "Certificate": Any Regular Certificate or Class R Certificate.

          "Certificate Custodian": Initially, Deutsche Bank National Trust
Company; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

          "Certificate Interest Rate": With respect to each Distribution Date during the Interest Accrual Period and (a) the Class A-1A Certificates, a per
annum rate equal to the lesser of (i) the related Pass-Through Rate and (ii) the
Pool Cap for such Distribution Date, (b) each Class of Fixed-Rate Certificates, a per annum rate equal to the lesser of (i) the related Fixed Rate and (ii) the
Pool Cap for such Distribution Date and (c) the Class CE Certificates, the
related Pass-Through Rate.

          "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

          "Certificate Principal Balance": With respect to any Class of
Certificates (other than the Class CE and Class R Certificates) and any
Distribution Date, the Original Class Certificate Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss
Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution
Dates. The Class R Certificates do not have a Certificate Principal Balance.
With respect to the Class CE Certificate and any Distribution Date, the excess, if any, of the then aggregate Uncertificated Principal Balances of the REMIC 1
Regular Interests over the aggregate Certificate Principal Balance of the Class
A Certificates, the Class M Certificates, the Class B Certificates and the Class
P Certificates then outstanding. With respect to any Regular Certificate of a
Class and any Distribution Date, the

                                      -7-

portion of the Certificate Principal Balance of such Class represented by such
Regular Certificate equal to the product of the Percentage Interest evidenced by such Regular Certificate and the Certificate Principal Balance of such Class.

          "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

          "Certificateholder" or "Holder": The Person in whose name a
Certificate is registered in the Certificate Register, except that a
Disqualified Organization or non-U.S. Person shall not be a Holder of the Class
R Certificate for any purpose hereof.

          "Certification": As defined in Section 3.31(b) hereof.

          "Class": Collectively, Certificates or REMIC 1 Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

          "Class A Certificate": Any one of the Certificates with an "A"
designated on the face thereof substantially in the form annexed hereto as
Exhibits A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate
Registrar, representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC 2 for purposes of the REMIC
Provisions.

          "Class A Certificateholders": Collectively, the Holders of the Class A
Certificates.

          "Class A-1A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.120% per annum, and (ii) following the
Optional Termination Date, 0.240% per annum.

          "Class A-1A Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR
Determination Date, plus the Class A-1A Certificate Margin and (b) the Maximum
Rate Cap.

          "Class A-1B Fixed Rate": A fixed coupon rate of 4.25% per annum (or
4.75% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class A-2 Fixed Rate": A fixed coupon rate of 4.30% per annum (or
4.80% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class A-3 Fixed Rate": A fixed coupon rate of 4.42% per annum (or
4.92% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class A-4 Fixed Rate": A fixed coupon rate of 5.01% per annum (or
5.51% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class A-5 Fixed Rate": A fixed coupon rate of 5.32% per annum (or
5.82% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

                                      -8-

          "Class A-6 Fixed Rate": A fixed coupon rate of 4.78% per annum (or
5.28% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class A-6 Lockout Certificate Percentage": For the Class A-6
Certificates and any Distribution Date, the percentage equal to the Certificate
Principal Balance of the Class A-6 Certificates immediately prior to such
Distribution Date divided by the aggregate Certificate Principal Balance of the
Class A Certificates immediately prior to such Distribution Date.

          "Class A-6 Lockout Distribution Percentage": For the Class A-6
Certificates and any Distribution Date, the product of (a) the Class A-6 Lockout
Certificate Percentage for such Distribution Date and (b) the applicable percentage indicated below:

DISTRIBUTION DATE OCCURRING IN
------------------------------
July 2005 through June 2008        0%

July 2008 through June 2010       45%

July 2010 through June 2011       80%

July 2011 through June 2012      100%

July 2012 and thereafter         300%

          "Class B Certificate": Any one of the Certificates with a "B"
designated on the face thereof substantially in the form annexed hereto as
Exhibit B-7 and Exhibit B-8, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class B Certificateholders": Collectively, the Holders of the Class B
Certificates.

          "Class B-1 Fixed Rate": A fixed coupon rate of 5.750% per annum (or
6.250% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class B-1 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the payment of the Class M-5 Principal Distribution
Amount on such Distribution Date), (vii) the Certificate Principal Balance of
the Class M-6 Certificates (after taking into account the payment of the Class
M-6 Principal Distribution Amount on such Distribution Date) and (viii) the
Certificate Principal Balance of

                                      -9-

the Class B-1 Certificates immediately prior to such Distribution Date over (y)
the lesser of (A) the product of (i) 98.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the
Pool Balance as of the Cut-off Date.

          "Class B-1 Realized Loss Amortization Amount": As to the Class B-1
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the B-1 Certificates as of such Distribution Date and
(y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

          "Class B-2 Fixed Rate": A fixed coupon rate of 5.500% per annum (or
6.000% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class B-2 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the payment of the Class M-5 Principal Distribution
Amount on such Distribution Date), (vii) the Certificate Principal Balance of
the Class M-6 Certificates (after taking into account the payment of the Class
M-6 Principal Distribution Amount on such Distribution Date), (viii) the
Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 99.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the Pool Balance as of the Cut-off Date.

          "Class B-2 Realized Loss Amortization Amount": As to the Class B-2
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the B-2 Certificates as of such Distribution Date and
(y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

          "Class CE Certificates": Any one of the Class CE Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing

                                      -10-

the right to distributions as set forth herein and therein and representing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

          "Class CE Distributable Amount": With respect to any Distribution
Date, the sum of (i) the interest accrued on such Class CE Certificate at its
Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 4.02(b)(xxviii),
(ii) any remaining Aggregate Overcollateralization Release Amounts and (iii) the
aggregate of amounts remaining in the Reserve Account after the distributions in
Section 3.04(g)(i)(A), as specified in Section 3.04(g)(i)(B).

          "Class M Certificate": Any one of the Certificates with an "M"
designated on the face thereof substantially in the form annexed hereto as
Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5 and Exhibit B-6,
executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

          "Class M Certificateholders": Collectively, the Holders of the Class M
Certificates.

          "Class M-1 Fixed Rate": A fixed coupon rate of 5.240% per annum (or
5.940% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-1 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date) and (ii) the
Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.20% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the Pool Balance as of the Cut-off Date.

          "Class M-1 Realized Loss Amortization Amount": As to the Class M-1
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

          "Class M-2 Fixed Rate": A fixed coupon rate of 5.440% per annum (or
5.940% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-2 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the

                                      -11-

Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.50% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the Pool Balance as of the Cut-off Date.

          "Class M-2 Realized Loss Amortization Amount": As to the Class M-2
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

          "Class M-3 Fixed Rate": A fixed coupon rate of 5.740% per annum (or
6.240% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-3 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), and (iv) the Certificate Principal Balance of
the Class M-3 Certificates immediately prior to such Distribution Date over (y)
the lesser of (A) the product of (i) 95.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the
Pool Balance as of the Cut-off Date.

          "Class M-3 Realized Loss Amortization Amount": As to the Class M-3
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

          "Class M-4 Fixed Rate": A fixed coupon rate of 5.750% per annum (or
6.250% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-4 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date) and (v) the Certificate
Principal Balance of the Class M-4 Certificates immediately prior to such
Distribution Date over

                                      -12-

(y) the lesser of (A) the product of (i) 96.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the
Pool Balance as of the Cut-off Date.

          "Class M-4 Realized Loss Amortization Amount": As to the Class M-4
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiii) hereof, in each case for such Distribution Date.

          "Class M-5 Fixed Rate": A fixed coupon rate of 5.750% per annum (or
6.250% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-5 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.70% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the Pool Balance as of the Cut-off Date.

          "Class M-5 Realized Loss Amortization Amount": As to the Class M-5
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvi) hereof, in each case for such Distribution Date.

          "Class M-6 Fixed Rate": A fixed coupon rate of 5.750% per annum (or
6.250% for Interest Accrual Periods relating to Distribution Dates after the
Optional Termination Date).

          "Class M-6 Principal Distribution Amount": As of any Distribution Date
on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances
of the Class A Certificates (after taking into account the payment of the Senior
Principal Distribution Amount on such Distribution Date), (ii) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the payment of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Certificate

                                      -13-

Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the payment of the Class M-4 Principal Distribution
Amount on such Distribution Date), (vi) the Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date) and (vii) the
Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.40% and the Pool Balance as of the Cut-off Date.

          "Class M-6 Realized Loss Amortization Amount": As to the Class M-6
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xix) hereof, in each case for such Distribution Date.

          "Class P Certificate": Any one of the Certificates with a "P"
designated on the face thereof substantially in the form annexed hereto as
Exhibit C-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

          "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate
Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1 and REMIC
2. The Class R Certificate represents the ownership of the Class R-1 Interest and the Class R-2 Interest.

          "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1 for purposes of the REMIC Provisions.

          "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2 for purposes of the REMIC Provisions.

          "Closing Date": June 7, 2005.

          "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

          "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04 shall be entitled "Collection Account,
Ameriquest Mortgage Company, as Servicer for the Trust under the Pooling and
Servicing Agreement dated as of June 1, 2005, among Asset Backed Funding
Corporation, as Depositor, Ameriquest Mortgage Company, as Servicer, and
Deutsche Bank National Trust Company, as Trustee, in trust for registered
Holders of ABFC 2005-AQ1 Trust, Asset-Backed Certificates, Series 2005-AQ1."

                                      -14-

          "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such
Distribution Date occurs through the first day of the month in which such
Distribution Date occurs.

          "Compensating Interest": As defined in Section 3.23 hereof.

          "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

          "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place,
Santa Ana, California 92705-4934, Attention: Trust Administration-BA05Q1 or at
such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

          "Corresponding Classes": With respect to REMIC 1 and REMIC 2, the following Classes shall be Corresponding Classes:

-------------------------------------------------------------

CORRESPONDING REMIC 1 CLASSES   CORRESPONDING REMIC 2 CLASSES
-------------------------------------------------------------
LT1A1A                          Class A-1A Certificates
-------------------------------------------------------------
LT1A1B                          Class A-1B Certificates
-------------------------------------------------------------
LT1A2                           Class A-2 Certificates
-------------------------------------------------------------
LT1A3                           Class A-3 Certificates
-------------------------------------------------------------
LT1A4                           Class A-4 Certificates
-------------------------------------------------------------
LT1A5                           Class A-5 Certificates
-------------------------------------------------------------
LT1A6                           Class A-6 Certificates
-------------------------------------------------------------
LT1M1                           Class M-1 Certificates
-------------------------------------------------------------
LT1M2                           Class M-2 Certificates
-------------------------------------------------------------
LT1M3                           Class M-3 Certificates
-------------------------------------------------------------
LT1M4                           Class M-4 Certificates
-------------------------------------------------------------
LT1M5                           Class M-5 Certificates
-------------------------------------------------------------
LT1M6                           Class M-6 Certificates
-------------------------------------------------------------

                                      -15-

-------------------------------------------------------------
LT1B1                           Class B-1 Certificates
-------------------------------------------------------------
LT1B2                           Class B-2 Certificates
-------------------------------------------------------------
LT1P                            Class P Certificate
-------------------------------------------------------------

          "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month (reduced by the aggregate amount of Subsequent
Recoveries received from the Cut-off Date through the last day of the related
Due Period) and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

          "Cut-off Date": June 1, 2005.

          "Cut-off Date Aggregate Principal Balance": The aggregate of the
Cut-off Date Principal Balances of the Mortgage Loans.

          "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date.

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.02(c) hereof.

          "Delinquent": Any Mortgage Loan with respect to which the Monthly
Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

          "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

          "Depository": The initial depository shall be The Depository Trust
Company, whose nominee is Cede & Co., or any other organization registered as a
"clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The
Depository shall at all times be a "clearing corporation" as defined in Section
8-102(3) of the Uniform Commercial Code of the State of New York.

                                      -16-

          "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such
10th day is not a Business Day, the Business Day immediately preceding such 10th day.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such
REO Property in a trade or business conducted by the Trust other than through an
Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO
Property solely because the Trustee (or the Servicer under this Agreement)
establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United
States, any state or political subdivision thereof, any possession of the United
States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section
1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in the Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the
United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and
"international organization" shall have the meanings set forth in Section 7701 of the Code.

          "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled
"Distribution Account, Deutsche Bank National Trust Company, as Trustee, in
trust for the registered Holders of ABFC 2005-AQ1 Trust, Asset-Backed
Certificates, Series 2005-AQ1" and which must be an Eligible Account.

          "Distribution Date": The 25th day of any calendar month, or if such
25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2005.

          "Distribution Date Statement": As defined in Section 4.06(a) hereof.

                                      -17-

          "Due Date": With respect to each Mortgage Loan and any Distribution
Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

          "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by S&P and "F-1+" by Fitch (or comparable ratings if S&P, and Fitch are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the
Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

          "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the
     United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A"
     or higher by S&P and "A+" or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the
     Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent

                                      -18-

     for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof)
     that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment
     Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

          (vii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the
     Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the
     Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA-Restricted Certificates": Any of the Class B, Class CE, Class P
and Class R Certificates, and any Class of Certificates that no longer satisfies the applicable rating requirement of Prohibited Transaction Exemption 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

          "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

          "Escrow Payments": The amounts constituting taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

          "Estate in Real Property": A fee simple estate in a parcel of real property.

                                      -19-

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Expense Fee Rate": The sum of (i) the Servicing Fee Rate and (ii) the
Trustee Fee Rate.

          "Extended Period": As defined in Section 9.04(b).

          "Extra Principal Distribution Amount": As of any Distribution Date,
the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

          "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

          "Fidelity Bond": Shall have the meaning assigned thereto in Section
3.12.

          "Final Recovery Determination": With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property (i)
purchased by the Originator or the Seller pursuant to or as contemplated by
Section 2.03, (ii) purchased by the Servicer pursuant to Section 3.16 or (iii)
purchased by the NIMS Insurer, the Majority Class CE Certificateholders or the
Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

          "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency,
"Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

          "Fixed Rate": With respect to each Class of Fixed-Rate Certificates, the Class A-1B Fixed Rate, the Class A-2 Fixed Rate, the Class A-3 Fixed Rate,
the Class A-4 Fixed Rate, the Class A-5 Fixed Rate, the Class A-6 Fixed Rate,
the Class M-1 Fixed Rate, the Class M-2 Fixed Rate, the Class M-3 Fixed Rate,
the Class M-4 Fixed Rate, the Class M-5 Fixed Rate, the Class M-6 Fixed Rate,
the Class B-1 Fixed Rate and the Class B-2 Fixed Rate, as applicable.

          "Fixed-Rate Certificates": Each of the Class A-1B, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class M and Class B Certificates.

          "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

          "Form 10-K": As defined in Section 3.31(a) hereof.

          "Grantor Trust": That portion of the Trust exclusive of REMIC 1 and
REMIC 2 consisting of (a) any Servicer Prepayment Charge Payment Amounts and the
right of the Class P Certificateholders to receive such Servicer Prepayment
Charge Payment Amounts, (b) the right

                                      -20-

of the Class A-1A Certificates to receive Cap Carryover Amounts, (c) the Yield
Maintenance Agreement, the Reserve Account and the beneficial interest of the
Class CE Certificates with respect thereto and (d) the obligation of the Class
CE Certificates to pay Cap Carryover Amounts.

          "Indenture": An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates,
which may or may not be guaranteed by the NIMS Insurer.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the
Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions;
provided, however, that a Person shall not fail to be Independent of the
Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the
Depositor or the Servicer or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person (other than the
Servicer) that would be an "independent contractor" with respect to the Trust
Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the
Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii)
any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such
Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real
Property.

          "Initial Certificate Principal Balance": With respect to any
Certificate of a Class other than a Class CE or Class R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

          "Initial Overcollateralization Amount": $3,273,065.83.

          "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                                      -21-

          "Interest Accrual Period": With respect to any Distribution Date and
(i) each Class of Class A-1A Certificates, the period from the preceding
Distribution Date to the day prior to the current Distribution Date and (ii)
each Class of Fixed-Rate Certificates, the Class CE Certificates and the REMIC 1
Regular Interests, the calendar month preceding the month in which the related
Distribution Date occurs.

          "Interest Carry Forward Amount": For any Class of Class A, Class M and
Class B Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount
for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Certificate Interest Rate for the related Interest
Accrual Period.

          "Interest Percentage": With respect to any Class of Class A, Class M and Class B Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such
Class to the sum of the Accrued Certificate Interest for all Classes of Class A,
Class M and Class B Certificates, in each case with respect to such Distribution
Date, without regard to Prepayment Interest Shortfalls (not covered by
Compensating Interest payments) and Relief Act Interest Shortfalls.

          "Interest Remittance Amount": As of any Distribution Date, the sum,
without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the
Servicer on or prior to the Determination Date for such Distribution Date (less
(A) the Servicing Fee, (B) amounts available for reimbursement of Advances and
Servicing Advances pursuant to Section 3.05 and (C) expenses reimbursable pursuant to Section 6.03), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), Purchase Price, Termination Price, Insurance
Proceeds or Net Liquidation Proceeds relating to interest with respect to such
Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

          "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related
Collection Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or
otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related
Mortgage and Mortgage Note) but delinquent on a contractual basis for such
Collection Period and not previously recovered.

          "LIBOR Business Day": Any day on which banks in London, England and
The City of New York are open and conducting transactions in foreign currency and exchange.

          "LIBOR Determination Date": With respect to the Class A-1A
Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date

                                      -22-

and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

          "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage
Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment
Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance
Proceeds which it expects to recover with respect to the liquidation of the
Mortgage Loan or disposition of the related REO Property have been recovered.

          "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO
Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or a REO Property.

          "Liquidation Report": The report with respect to a Liquidated Mortgage
Loan in such form as is agreed to by the Servicer and the Trustee listing (i)
the sale price of the related Mortgaged Property or amount of the REO
Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such
Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such
Liquidated Mortgage Loan and (iv) such other information as is agreed to by the
Servicer and the Trustee.

          "Loan-to-Value Ratio": For any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage
Loan at origination the denominator of which is the Value of the related
Mortgaged Property.

          "Losses": As defined in Section 9.03.

          "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original
Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note)
substantially in the form of Exhibit H hereto.

          "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

          "Majority Class CE Certificateholders": The Holders of Class CE
Certificates evidencing at least a 51% Percentage Interest in the Class CE
Certificates.

          "Marker Rate": With respect to the Class CE Certificates and any
Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest
LT1A1A, REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1
Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest
LT1A5, REMIC 1 Regular Interest LT1A6,

                                      -23-

REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular
Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5,
REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1B1, REMIC 1 Regular
Interest LT1B2 and REMIC 1 Regular Interest LT1ZZ, (i) with the rate on REMIC 1
Regular Interest LT1A1A subject to a cap equal to the Pass-Through Rate on its
Corresponding Class and with the rate on each such other REMIC 1 Regular
Interest (other than REMIC 1 Regular Interest LT1ZZ) subject to a cap equal to the Fixed Rate of its Corresponding Class (taking into account in determining any such Pass-through Rate or Fixed Rate the imposition of the Pool Cap on the
Certificate Interest Rate of the Corresponding Certificate) for the purposes of this calculation and (ii) with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through
Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1A shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

          "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount": With
respect to any Distribution Date, the excess of (a) accrued interest at the
Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest
LT1ZZ for such Distribution Date on a balance equal to the Uncertificated
Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1
Overcollateralized Amount, in each case for such Distribution Date, over (b)
Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1A, REMIC 1
Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular
Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest LT1A5,
REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular
Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4,
REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular
Interest LT1B1 and REMIC 1 Regular Interest LT1B2 with the rate on REMIC 1
Regular Interest LT1A1A subject to a cap equal to the Pass-Through Rate on its
Corresponding Class and with the rate on each such other REMIC 1 Regular
Interest subject to a cap equal to the Fixed Rate of the related Corresponding
Class (taking into account in determining such Pass-Through Rate or Fixed Rate the imposition of the Pool Cap on the Certificate Interest Rate of its
Corresponding Certificate) for the purposes of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1
Pass-Through Rate and the related caps with respect to Uncertificated Accrued
Interest on REMIC 1 Regular Interest LT1A1A shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual
Period and the denominator of which is 30.

          "Maximum Rate Cap": With respect to any Distribution Date and the
Class A-1A Certificates, a per annum rate (not less than zero), equal to (i) on or prior to the Distribution Date in September 2006, the greater of (a) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans
(subject to adjustment based on the actual number of days elapsed in the related
Interest Accrual Period) and (b) 8.0% and (ii) after the Distribution Date in
September 2006, the weighted average of the Net Mortgage Interest Rates of the
Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period).

          "MERS": Mortgage Electronic Registration Systems, Inc., a Delaware
corporation, or any successor to it.

                                      -24-

          "Monthly Excess Cashflow Amount": The sum of the Monthly Excess
Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Class A, Class M and Class B Certificates.

          "Monthly Excess Interest Amount": With respect to each Distribution
Date, the amount, if any, by which the Interest Remittance Amount for such
Distribution Date exceeds the aggregate amount distributed on such Distribution
Date pursuant to paragraphs (i) through (xi) under Section 4.01.

          "Monthly Form 8-K": As defined in Section 3.31(a) hereof.

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt
Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the
Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

          "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate shall remain constant at the rate set forth in the Mortgage Loan Schedule as the
Mortgage Interest Rate in effect immediately following the Cut-off Date. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

          "Mortgage Loan": Each mortgage loan transferred and assigned to the
Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the
Mortgage Loan Schedule.

          "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of June 7, 2005, regarding the transfer of the
Mortgage Loans by the Seller to or at the direction of the Depositor.

          "Mortgage Loan Schedule": As of any date with respect to the Mortgage
Loans, the lists of such Mortgage Loans included in the Trust Fund on such date, identifying such Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan
Schedule shall set forth the following information with respect to each Mortgage
Loan:

                                      -25-

          (1)  the Mortgage Loan identifying number;

          (2)  the state and zip code of the Mortgaged Property;

          (3)  the Mortgagor's FICO Score (the middle of three, the lower of two or the one);

          (4)  [Reserved];

          (5)  a code indicating whether the Mortgaged Property is a single family residence, a condominium, a 2-4 family residence, a planned unit development (attached or detached);

          (6)  the loan type (i.e., fixed, adjustable; 2/28, 2/18, 2/13, 3/27,
               3/17, 3/12, etc);

          (7)  a code indicating the Company's risk grade of the Mortgage Loan;

          (8)  a code indicating the type and term of Prepayment Charge, if any, of the Mortgage Loan;

          (9)  the original months to maturity and the remaining months to maturity from the related Cut-off Date;

          (10) the Loan-to-Value Ratio at origination;

          (11) the Appraised Value at origination;

          (12) the Mortgage Interest Rate at origination;

          (13) the first payment date of the Mortgage Loan;

          (14) the stated maturity date;

          (15) the amount of the Monthly Payment;

          (16) the next Due Date of the Mortgage Loan;

          (17) the original principal amount of the Mortgage Loan;

          (18) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal received on or before the related Cut-off Date;

          (19) the Mortgage Loan purpose with respect to each Mortgage Loan;

          (20) the occupancy status of the Mortgaged Property;

                                      -26-

          (21) the total monthly payment (including escrowed taxes and insurance premiums);

          (22) a code indicating the documentation style (i.e, full, limited or stated);

          (23) the Mortgagor's debt to income ratio;

          (24) the points and origination fee with respect to a Mortgage Loan;

          (25) the name of the originator of the Mortgage Loan;

          (26) a code indicating whether the Mortgage Loan is a balloon Mortgage
               Loan;

          (27) a code indicating whether there is a second lien mortgage loan secured by the same Mortgaged Property originated at the same time as the Mortgage Loan;

          (28) a code indicating whether the Mortgage Loan is secured by a ground lease;

          (29) the type of appraisal; and

          (30) if the Mortgage Loan was originated pursuant to a "lease option purchase".

          The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1)
the number of Mortgage Loans; (2) the aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the
Mortgage Loans; and (4) the weighted average months to maturity of the Mortgage
Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement. The Servicer shall cooperate in providing any information available to it necessary in order to amend the
Mortgage Loan Schedule.

          "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgage Pool": The pool of Mortgage Loans, identified on the
Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

          "Mortgaged Property": The underlying property securing a Mortgage
Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

          "Mortgagor": The obligor on a Mortgage Note.

          "Net Liquidation Proceeds": With respect to any Liquidated Mortgage
Loan or any other disposition of related Mortgaged Property (including REO
Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances,

                                      -27-

Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged
Property.

          "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the
Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

          "New Lease": Any lease of REO Property entered into on behalf of the
Trust, including any lease renewed or extended on behalf of the Trust if the
Trust has the right to renegotiate the terms of such lease.

          "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class
CE, Class P and Class R Certificates.

          "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed
Advance or Servicing Advance, would not be ultimately recoverable from Late
Collections on such Mortgage Loan as provided herein.

          "Notional Amount": With respect to the Class CE Certificates, a notional amount equal to the aggregate principal balance of the REMIC 1 Regular
Interests other than REMIC 1 Regular Interest LT1P.

          "Offered Certificates": The Class A and Class M Certificates.

          "Officers' Certificate": A certificate signed by the Chairman of the
Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or a principal, and by the Treasurer, the Secretary, or one of the
assistant treasurers or assistant secretaries of the Servicer, the Seller or the
Depositor, as applicable.

          "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such
LIBOR Determination Date. If no such quotations are available on an LIBOR
Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

          (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest
     Accrual Period shall be the arithmetic mean of such offered quotations
     (rounded upwards if necessary to the nearest whole multiple of 0.001%);

          (ii) If on such LIBOR Determination Date fewer than two Reference
     Banks provide such offered quotations, One-Month LIBOR for the related
     Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor and the NIMS Insurer, as of 11:00 A.M., New
     York City time, on such date for loans in U.S.

                                      -28-

     Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the
     Class A-1A Certificates; and

          (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior
     Distribution Date.

          The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

          "Optional Termination Date": The first Distribution Date on which the
NIMS Insurer, if there is a NIMS Insurer, the Majority Class CE
Certificateholders or, if such Majority Class CE Certificateholder is the Seller or is an affiliate of the Seller, the Servicer, may opt to terminate the
Mortgage Pool pursuant to Section 10.01.

          "Original Class Certificate Principal Balance": With respect to each
Class of Certificates, the Certificate Principal Balance thereof on the Closing
Date, as set forth opposite such Class in the Preliminary Statement, except with respect to (i) the Class R Certificates, which have an Original Class
Certificate Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Class Certificate Principal Balance equal to the Initial Overcollateralization Amount.

          "Originator": Ameriquest Mortgage Company and its successors.

          "Originator Mortgage Loan Purchase Agreement": The Master Mortgage
Loan Purchase Agreement, dated as of May 27, 2005, by and between the Seller, as purchaser, and Ameriquest Mortgage Company, as seller, as such agreement is modified pursuant to the Assignment, Assumption and Recognition Agreement.

          "Overcollateralization Amount": As of any Distribution Date, the
excess, if any, of (x) the Pool Balance as of the last day of the related
Collection Period over (y) the aggregate Certificate Principal Balance of the
Class A, Class M, Class B and Class P Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any
Certificate Principal Balance as a result of Subsequent Recoveries).

          "Overcollateralization Deficiency": As of any Distribution Date, the
excess, if any, of (x) the Targeted Overcollateralization Amount for such
Distribution Date over (y) the Overcollateralization Amount for such
Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all
Classes of Class A, Class M, Class B and Class P Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal
Distribution Amount) on such

                                      -29-

Distribution Date, but prior to taking into account any Applied Realized Loss
Amount on such Distribution Date.

          "Overcollateralization Release Amount": With respect to any
Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution
Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Class A, Class M and Class B Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a
Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": The Class A-1 Pass-Through Rate.

          With respect to the Class CE Certificates and any Distribution Date, a
per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through
(R) below, and the denominator of which is the aggregate of the Uncertificated
Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest
LT1A1A, REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1
Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest
LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest LT1M1, REMIC 1
Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest
LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1
Regular Interest LT1B1, REMIC 1 Regular Interest LT1B2 and REMIC 1 Regular
Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class
CE Certificates, the numerator is equal to the sum of the following components:

          (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1AA minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

          (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A1 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1A;

          (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A1B minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1B;

          (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A2 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A2;

                                      -30-

          (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A3 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A3;

          (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A4 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A4;

          (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A5 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A5;

          (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1A6 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A6;

          (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M1 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M1;

          (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M2 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2;

          (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M3 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3;

          (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M4 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4;

          (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M5 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5;

          (N) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1M6 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6;

          (O) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1B1 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B1;

          (P) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1B2 minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B2;

                                      -31-

          (Q) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular
Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ; and

          (R) 100% of the Interest on REMIC 1 Regular Interest LT1P.

          "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

          "Percentage Interest": With respect to any Certificate (other than a
Class CE or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original
Class Certificate Principal Balance of the related Class. With respect to a
Class CE Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to the Class R Certificate, 100%.

          "Permitted Transferee": Any transferee of a Class R Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Balance": As of any date of determination, the aggregate
Principal Balance of the Mortgage Loans.

          "Pool Cap": As of any Distribution Date, a per annum rate, adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period for the Class A-1A Certificates, equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans,
weighted on the basis of the Principal Balances of the Mortgage Loans as of the
first day of the related Collection Period.

          "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, fee or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust
Fund, the Prepayment Charges so held being identified in the Mortgage Loan
Schedule (other than any Servicer Prepayment Charge Payment Amount).

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the
Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage
Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal
Prepayment for the number of days commencing on the first day of the calendar month in which

                                      -32-

such Distribution Date occurs and ending on the date on which such prepayment is so applied. The Servicer may withdraw such Prepayment Interest Excess from the
Collection Account in accordance with Section 3.05(g).

          "Prepayment Interest Shortfall": With respect to any Distribution
Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring in the prior calendar month that was applied by the Servicer to reduce the outstanding
Principal Balance of such Mortgage Loan on a date preceding the related Due
Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the related calendar month in which such
Principal Prepayment was received.

          "Prepayment Period": With respect to any Distribution Date and a
Mortgage Loan, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on June 1,
2005) and ending on the Determination Date in the calendar month in which such
Distribution Date occurs.

          "Principal Balance": As to any Mortgage Loan and any day, other than a
Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii)
any Deficient Valuation and (iv) any principal reduction resulting from a
Servicer Modification. For purposes of this definition, a Liquidated Mortgage
Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation
Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

          "Principal Distribution Amount": As to any Distribution Date, the sum
of (i) the Principal Remittance Amount minus the Overcollateralization Release
Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

          "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the amount equal to the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal
Prepayments of Mortgage Loans received by the Servicer during the related
Prepayment Period, (iii) Insurance Proceeds, Subsequent Recoveries and Net
Liquidation Proceeds allocable to

                                      -33-

principal actually collected by the Servicer during the related Prepayment
Period with respect to the Mortgage Loans, (iv) the portion of the Purchase
Price allocable to principal of all repurchased Mortgage Loans with respect to such Prepayment Period and (v) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the
Termination Price in respect of principal.

          "Private Certificates": Any of the Class B-1, Class B-2, Class CE,
Class P and Class R Certificates.

          "Private Placement Memorandum": That certain Private Placement
Memorandum dated June 7, 2005 relating to the private offering of the Class B-1 and Class B-2 Certificates.

          "Prospectus Supplement": That certain Prospectus Supplement dated June
3, 2005 relating to the public offering of the Offered Certificates.

          "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of
(x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an
Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, accrued interest at the applicable Mortgage Interest Rate on its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing
Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage
Loan or REO Property, (iv) any amounts previously withdrawn from the Collection
Account in respect of such Mortgage Loan or REO Property pursuant to Section
3.13, (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, and (vi) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

          "Rating Agency or Rating Agencies": Fitch and S&P, or their respective successors. If such agencies or their successors are no longer in existence,
"Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the
Depositor, notice of which designation shall be given to the Trustee and the
Servicer.

          "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient
Valuation or a reduction in the Principal Balance thereof resulting from a
Servicer Modification.

                                      -34-

          "Realized Loss Amortization Amount": Any of the Class M-1 Realized
Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the
Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss
Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class
M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization
Amount and the Class B-2 Realized Loss Amortization Amount.

          "Record Date": With respect to the Class A-1A Certificates, the
Business Day immediately preceding such Distribution Date; provided, however, that if such Class A-1A Certificates become Definitive Certificates, the Record
Date for such Class A-1A Certificates shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Fixed-Rate Certificates and Class CE, Class P and
Class R Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

          "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv)
which have been designated as such by the Trustee (after consultation with the
Depositor); provided, however, that if fewer than two of such banks provide a
One-Month LIBOR rate, then any leading banks selected by the Trustee (after consultation with the Depositor) which are engaged in transactions in United
States dollar deposits in the international Eurocurrency market.

          "Regular Certificate": Any of the Class A Certificates, Class M
Certificates, Class B Certificates, Class CE Certificates and Class P
Certificates.

          "Reimbursement Amount": With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of (i) the
Originator's representations set forth in Section 3.03(g), 3.03(bb), 3.03(ss)
and 3.03(tt) of the Originator Mortgage Loan Purchase Agreement or (ii) the
Seller's representations set forth in Sections 3.01(i), 3.01(ii) and 3.01(iii)
of the Mortgage Loan Purchase Agreement.

          "Related Documents": With respect to any Mortgage Loan, the related
Mortgage Notes, Mortgages and other related documents.

          "Relief Act": The Servicemembers Civil Relief Act, as it may be
amended from time to time.

          "Relief Act Interest Shortfall": With respect to any Distribution
Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended
Collection Period as a result of the application of the Relief Act or similar state or local laws, the amount by which (i) interest collectible on such
Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest
Rate for such Mortgage Loan before giving effect to the application of the
Relief Act or similar state or local laws.

                                      -35-

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC 1 Interest Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC
1 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

          "REMIC 1 Overcollateralization Target Amount": 1.0% of the Targeted
Overcollateralization Amount.

          "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) the aggregate Uncertificated Principal Balances of the REMIC
1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal
Balances of REMIC 1 Regular Interest LT1A1A, REMIC 1 Regular Interest LT1A1B,
REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular
Interest LT1A4, REMIC 1 Regular Interest LT1A5, REMIC 1 Regular Interest LT1A6,
REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular
Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5,
REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1B1, REMIC 1 Regular
Interest LT1B2 and REMIC 1 Regular Interest LT1P, in each case as of such date of determination.

          "REMIC 1 Principal Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to the product of (i) the aggregate Principal
Balance of the Mortgage Loans and related REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1A, REMIC
1 Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular
Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest LT1A5,
REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular
Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4,
REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular
Interest LT1B1 and REMIC 1 Regular Interest LT1B2 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular
Interest LT1A1A, REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular Interest
LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1
Regular Interest LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest
LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest
LT1M6, REMIC 1 Regular Interest LT1B1, REMIC 1 Regular Interest LT1B2 and REMIC
1 Regular Interest LT1ZZ.

          "REMIC 1 Regular Interest LT1AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof,

                                      -36-

in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A1A": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC
Provisions. REMIC 1 Regular Interest LT1A1A shall accrue interest at the related
Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal
Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A1B": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC
Provisions. REMIC 1 Regular Interest LT1A1B shall accrue interest at the related
Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal
Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1A3 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1A4 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1A5 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to

                                      -37-

time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1A6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1A6 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1M4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1M5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M5 shall

                                      -38-

accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

          "REMIC 1 Regular Interest LT1M6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1B1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1B1 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1B2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1B2 shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1P shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions. REMIC 1
Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC
1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

          "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1AA, REMIC 1
Regular Interest LT1A1A, REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular
Interest

                                      -39-

LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1
Regular Interest LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest
LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest
LT1M6, REMIC 1 Regular Interest LT1B1, REMIC 1 Regular Interest LT1B2, REMIC 1
Regular Interest LT1P and REMIC 1 Regular Interest LT1ZZ.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Report": A report or reports prepared by the Servicer and delivered on a magnetic disc or tape to the Trustee and the NIMS Insurer pursuant to Section 4.07 substantially in the form attached hereto as Exhibit M.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

          "REO Imputed Interest": As to any REO Property, for any Collection
Period, an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding)
for such Collection Period on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition.

          "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO
Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO
Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO
Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

          "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

          "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

          "Reserve Account": The trust account created and maintained by the
Trustee pursuant to Section 3.04(g), which shall be entitled "Reserve Account,
Deutsche Bank National Trust Company, as Trustee, in trust for registered
Holders of the Class A-1A Certificates of the ABFC 2005-AQ1 Trust, Asset-Backed
Certificates, Series 2005-AQ1" and which must be an

                                      -40-

Eligible Account. Amounts on deposit in the Reserve Account shall not be invested. The Reserve Account shall not be an asset of any REMIC formed under this Agreement.

          "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or
(v) a one-family dwelling in a planned unit development or a townhouse, none of which is a co-operative or mobile home.

          "Residual Interest": The sole Class of "residual interests" in each
REMIC within the meaning of Section 860G(a)(2) of the Code.

          "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any
Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

          "S&P": Standard & Poor's, a division of The McGraw-Hill Companies,
Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the
Securities and Exchange Commission.

          "Seller": Bank of America, National Association, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

          "Senior Certificates": The Class A-1A, Class A-1B, Class A-2, Class
A-3, Class A-4, Class A-5 and Class A-6 Certificates.

          "Senior Enhancement Percentage": For any Distribution Date, the
percentage obtained by dividing (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class M and Class B Certificates and (ii) the
Overcollateralization Amount, in each case before taking into account payments of principal on the Mortgage Loans and the distribution of the Principal
Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

          "Senior Principal Distribution Amount": For any Distribution Date (i)
before the Stepdown Date and as long as a Trigger Event is not in effect, the lesser of (a) the aggregate Certificate Principal Balance of the Class A
Certificates immediately prior to such Distribution Date and (b) the Principal
Distribution Amount and (ii) on or after the Stepdown Date and as long as a
Trigger Event is not in effect the excess of (a) the aggregate Certificate
Principal Balance of the Class A Certificates immediately prior to such
Distribution Date over (b) the lesser of (x) the product of (1) 82.20% and (2)
the Pool Balance as of the last day of the related Collection Period and (y) the amount by which the Pool Balance as of the last day of the related Collection
Period exceeds the product of (1) 0.40% and (2) the Pool Balance as of the
Cut-off Date.

                                      -41-

          "Senior Specified Enhancement Percentage": On any date of
determination thereof, 17.80%.

          "Servicer": Ameriquest Mortgage Company, a corporation organized under the laws of the State of Delaware, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

          "Servicer Event of Termination": One or more of the events described in Section 7.01.

          "Servicer Modification": A modification to the terms of a Mortgage
Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

          "Servicer Prepayment Charge Payment Amount": The amount payable by the
Servicer in respect of any waived or uncollected Prepayment Charges pursuant to
Section 2.03(b)(ii), which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor, which amounts shall not be a part of any REMIC formed hereunder.

          "Servicer Remittance Date": With respect to any Distribution Date, one
Business Day prior to such Distribution Date.

          "Servicer Reporting Date": With respect to any Distribution Date, the
18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day.

          "Servicer Termination Test": With respect to any Distribution Date, the Servicer Termination Test shall be failed if the Cumulative Loss Percentage exceeds 4.0%.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08. The Servicer shall not be required to make any
Servicing Advances in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such
Mortgage Loan or REO Property as provided herein.

          "Servicing Fee": With respect to each Mortgage Loan (including each
REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a
Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the
Servicing Fee Rate on the same principal amount on which interest on such
Mortgage Loan accrues for such calendar month. The Servicing Fee shall be payable monthly

                                      -42-

and shall be prorated on a per diem basis for any portion of a month during which such Mortgage Loan is serviced hereunder.

          "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

          "Servicing Officer": Any representative or officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage
Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date,
as such list may from time to time be amended.

          "Servicing Standard": The standards set forth in Section 3.01.

          "Similar Law": As defined in Section 5.02(d) hereof.

          "Startup Day": As defined in Section 9.01(b) hereof.

          "Stayed Funds": Any payment required to be made under the terms of the
Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy
Code.

          "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is
reduced to zero and (ii) the later to occur of (x) the Distribution Date in July
2008 and (y) the first Distribution Date on which the Senior Enhancement
Percentage is greater than or equal to the Senior Specified Enhancement
Percentage.

          "Sub-Servicer": Any Person with which the Servicer has entered into a
Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 6.06.

          "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 6.11 and is otherwise acceptable to the Servicer.

          "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage
Loans as provided in Section 6.06.

          "Subordinated Certificates": The Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class CE and Class R
Certificates.

          "Subsequent Recovery": As of any Distribution Date, any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage
Loan being determined to be a Liquidated Mortgage Loan that resulted in a
Realized Loss prior to the related Prepayment Period.

          "Targeted Overcollateralization Amount": As of any Distribution Date,
(x) prior to the Stepdown Date, 0.40% of the Pool Balance as of the Cut-off Date
and (y) on and after the

                                      -43-

Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 0.80%
of the Pool Balance as of the last day of the related Collection Period and (B)
0.40% of the Pool Balance as of the Cut-off Date and (ii) if a Trigger Event has
occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

          "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the two REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Telerate Page 3750": The display page currently so designated on the
Moneyline Telerate Service (or such other page as may replace the Telerate Page
3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Termination Price": As defined in Section 10.01(a) hereof.

          "Trigger Event": With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 50.00%
of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized
Losses incurred since the Cut-off Date through the last day of the related
Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection
Period) divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN                PERCENTAGE
------------------------------                ----------
July 2008 through June 2009      2.20% for the first month, plus an
                                 additional 1/12th of 0.75% for each
                                 month thereafter
July 2009 through June 2010      2.95% for the first month, plus an
                                 additional 1/12th of 0.55% for each
                                 month thereafter
July 2010 through June 2011      3.50% for the first month, plus an
                                 additional 1/12th of 0.20% for each
                                 month thereafter
July 2011 and thereafter         3.70%

          "Trust": ABFC 2005-AQ1 Trust, the trust created hereunder.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage

                                      -44-

Loans as from time to time are subject to this Agreement, together with the
Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof (other than scheduled payments due on the Mortgage Loans prior to the Cut-off Date), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the
Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Originator Mortgage Loan Purchase Agreement, the Assignment, Assumption and
Recognition Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Trustee's rights under the Yield
Maintenance Agreement and (vi) the Collection Accounts, the Distribution Account
and the Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

          "Trustee": Deutsche Bank National Trust Company, a national banking association organized under the laws of the United States, or any successor
Trustee appointed as herein provided.

          "Trustee Fee": With respect to any Distribution Date, the product of
(x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal
Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

          "Trustee Fee Rate": With respect to any Distribution Date, 0.0025% per annum.

          "Uncertificated Accrued Interest": With respect to each REMIC 1
Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the
Uncertificated Principal Balance of such REMIC 1 Regular Interest. In each case,
Uncertificated Accrued Interest will be reduced by any Prepayment Interest
Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC 1 Regular
Interests based on their respective entitlements to interest irrespective of any
Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such
Distribution Date).

          "Uncertificated Principal Balance": The amount of any REMIC 1 Regular
Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal
Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b) or increased by Subsequent Recoveries through
Available Funds. The Uncertificated Balance of REMIC 1 Regular Interest LT1ZZ
shall be increased by interest deferrals as provided in Section 4.08(a)(i). The
Uncertificated Balance of each REMIC 1 Regular Interest shall never be less than zero.

          "Uncertificated REMIC 1 Pass-Through Rate": With respect to each REMIC
1 Regular Interest, the Weighted Average Net Mortgage Rate of the Mortgage
Loans.

                                      -45-

          "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the
District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain
Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such
Person or any other U.S. Person.

          "Unpaid Realized Loss Amount": For any of the Class M and Class B
Certificates and as to any Distribution Date, the excess of (x) the aggregate
Applied Realized Loss Amounts allocated to such Class for all prior Distribution
Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

          "Value": With respect to any Mortgaged Property, the lesser of (a) an amount determined by an appraisal or other valuation done at origination of the
Mortgage Loan and (b) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely upon clause (a) above.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Class A, Class M and Class B Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal
Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the
Class A, Class M and Class B Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate
Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting
Rights; provided that only such Certificates as are known by a Responsible
Officer of the Trustee to be so registered will be so excluded. One percent of all the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates. The Class R Certificates shall have no Voting Rights.

          "Weighted Average Net Mortgage Rate": The weighted average (based on
Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-off Date) of the Net Mortgage
Interest Rates of the Mortgage Loans, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

                                      -46-

          "Written Order to Authenticate": A written order by which the
Depositor directs the Trustee to execute, authenticate and deliver the
Certificates.

          "Yield Maintenance Agreement": The interest rate cap agreement between the Trustee, on behalf of the Trust, and the Yield Maintenance Agreement
Provider substantially in the form attached hereto as Exhibit N. The Yield
Maintenance Agreement shall not be an asset of any REMIC formed under this
Agreement.

          "Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in September 2006, the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate over the applicable strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Yield
Maintenance Agreement for such Distribution Date, (b) the lesser of (y) the related cap notional amount as set forth on the schedule attached to the confirmation to the Yield Maintenance Agreement for such Distribution Date and
(z) the aggregate Certificate Principal Balance of the Class A-1A Certificates
immediately prior to such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date
(or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

          "Yield Maintenance Agreement Provider": Swiss Re Financial Products
Corporation and any successors thereto.

          Section 1.02 Accounting.

          Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

          Section 1.03 Rights of the NIMS Insurer.

          Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section
11.01 in the case of clause (ii) below) during the period of time, if any, that
(i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                      -47-

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01 Conveyance of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all of the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage
Loan identified on the Mortgage Loan Schedule, including the related Cut-off
Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date;
(ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; (vi) the rights of the Depositor under the Originator Mortgage Loan
Purchase Agreement, the Assignment, Assumption and Recognition Agreement and the
Mortgage Loan Purchase Agreement and (vii) all proceeds of any of the foregoing.
Such assignment includes all interest and principal due to the Depositor or the
Servicer after the Cut-off Date with respect to the Mortgage Loans.

          In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent, the following documents or instruments with respect to each Mortgage Loan (a
"Mortgage File") so transferred and assigned:

     (a)  the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of
          Deutsche Bank National Trust Company, as Trustee under the Pooling and
          Servicing Agreement, dated as of June 1, 2005, among Asset Backed
          Funding Corporation, Ameriquest Mortgage Company and Deutsche Bank
          National Trust Company, ABFC 2005-AQ1 Trust, Asset-Backed
          Certificates, Series 2005-AQ1, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

     (b)  the original Mortgage with evidence of recording thereon including any riders thereto, and the original recorded power of attorney, if the
          Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (c)  except with respect to each MERS Mortgage Loan, an original
          Assignment, in form and substance acceptable for recording. The
          Mortgage shall be assigned either (A) in blank or (B) to "Deutsche
          Bank National Trust Company, as Trustee under the Pooling and
          Servicing Agreement, dated as of June 1, 2005, among Asset Backed
          Funding

                                      -48-

          Corporation, Ameriquest Mortgage Company, ABFC 2005-AQ1 Trust,
          Asset-Backed Certificates, Series 2005-AQ1, without recourse";

     (d)  the originals of all recorded or unrecorded intervening Assignments
          (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee;

     (e)  the original or a certified copy of lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the
          Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company; and

     (f)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

          The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Notes
(with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

          If any of the documents referred to in Section 2.01(b), (c) or (d)
above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the Seller or the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller or the Originator, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(e) above, the Seller shall deliver or cause to be delivered to the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a
Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          The Servicer (in its capacity of Originator) shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Servicer and the Trustee, following the later of (i) the
Closing Date, (ii) the date on which the Seller receives the Assignment from the
Trustee and (iii) the date of receipt by the Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d)
above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer (in its

                                      -49-

capacity as Seller) shall promptly prepare or cause to be prepared a substitute
Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

          Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment shall be submitted for recording by the Servicer (in its capacity as Originator) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) failure of the Servicer Termination Test, (iii) the occurrence of a bankruptcy or insolvency relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Originator is not a
Servicer and with respect to any one Assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the
Trustee from the Distribution Account.

          Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee. If the Seller (or if applicable, the Originator) does not cure such defect or deliver such missing document within such time period, the Seller shall repurchase such Mortgage Loan in accordance with Section 2.03.

          The Depositor herewith delivers to the Trustee executed copies of the
Originator Mortgage Loan Purchase Agreement, the Assignment, Assumption and
Recognition Agreement and the Mortgage Loan Purchase Agreement.

          It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost
Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective
November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective
January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act
effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

          Section 2.02 Acceptance by Trustee.

          The Trustee acknowledges the receipt of, subject to the provisions of
Section 2.01 and subject to the review described below and any exceptions noted
on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                                      -50-

          The Trustee reviewed, for the benefit of the Certificateholders, each
Mortgage File prior to the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt) and will certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage
Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the
Mortgage Loan Schedule that corresponds to items (1), (2), (12), (13), (14) and
(17) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted
thereon. Upon request by the Servicer, any exception report shall be provided in an electronic computer readable format as mutually agreed upon by the Servicer and the Trustee.

          If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not in compliance with such review criteria, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor, the NIMS Insurer and the Servicer. In addition, upon the discovery by the Originator, the Seller, the Depositor, the NIMS Insurer, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Originator Mortgage
Loan Purchase Agreement or the Seller in the Mortgage Loan Purchase Agreement in
respect of any Mortgage Loan which materially adversely affects such Mortgage
Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

          The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related
Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the
Depositor's right, title and interest in and to the Mortgage Loans and the
Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

                                      -51-

          Section 2.03 Repurchase of Mortgage Loans by the Originator or the
Seller.

          (a) Upon discovery that any document does not satisfy, or is not in compliance with the review criteria or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage
File or that any document in a Mortgage File is materially inconsistent with the
Mortgage Loan Schedule or of the breach by the Originator or the Seller of any representation or warranty under the Originator Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase Agreement, as applicable, in respect of any
Mortgage Loan which materially adversely affects the value of such Mortgage
Loan, Prepayment Charge or the interest therein of the Certificateholders, the
Trustee shall promptly notify the Originator or the Seller, as the case may be, the Servicer and the NIMS Insurer of such defect, missing document or breach and request that, in the case of a defective or missing document, the Seller (or if an obligation of the Originator under the Originator Mortgage Loan Purchase
Agreement, the Originator) shall cure such defect or deliver such missing document within 120 days from the date the Seller or the Originator was notified of such missing document or defect or, in the case of a breach of a representation or warranty, request the Originator or the Seller, as applicable, cure such breach within 90 days from the date the Originator or the Seller, as the case may be, was notified of such breach. If the Originator or the Seller, as applicable, does not deliver such missing document or cure such defect or does not cure such breach in all material respects during such period, the
Trustee shall enforce the Originator's or the Seller's obligation, as the case may be, under the Originator Mortgage Loan Purchase Agreement or the Mortgage
Loan Purchase Agreement, as applicable, and cause the Originator or the Seller, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the
Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(c)). The Purchase Price for the repurchased
Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.

          It is understood and agreed that the representations and warranties set forth in the Originator Mortgage Loan Purchase Agreement and the Mortgage
Loan Purchase Agreement shall survive delivery of the Mortgage Files to the
Trustee and the Closing Date and shall inure to the benefit of the
Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Originator and the Seller set forth in this Section 2.03(a) to cure or repurchase a
Mortgage Loan pursuant to the Originator Mortgage Loan Purchase Agreement or the
Mortgage Loan Purchase Agreement, as applicable, and to pay the Reimbursement
Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Originator Mortgage Loan Purchase Agreement and the
Mortgage Loan Purchase Agreement. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the
Trustee on behalf of the Certificateholders pursuant to the Originator Mortgage
Loan Purchase Agreement signed by the Servicer in its capacity as Originator, respecting a breach of the representations, warranties and

                                      -52-

covenants of the Servicer in its capacity as Originator contained in the
Originator Mortgage Loan Purchase Agreement.

          Claims with respect to the breaches of representations and warranties of the Originator relating to the Mortgage Loans in the Originator Mortgage Loan
Purchase Agreement, which have been assigned to the Trustee hereunder, may not be made on or after May 27, 2008. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the Originator Mortgage Loan
Purchase Agreement and (ii) a representation or warranty of the Seller under the
Mortgage Loan Purchase Agreement (other than Seller's representations with respect to predatory and abusive lending laws in Sections 3.01(i), 3.01(ii) and
3.01(iii) of the Mortgage Loan Purchase Agreement), the only right or remedy of the Trustee or of any Certificateholder for claims made prior to May 27, 2008 shall be the Trustee's right to enforce the obligations of the Originator with respect to a breach of the applicable representation or warranty made by it. The
Trustee acknowledges that prior to May 27, 2008 the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except as otherwise set forth in this paragraph) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the
Originator in the Originator Mortgage Loan Purchase Agreement, without regard to whether the Originator fulfills its contractual obligations in respect of such representation or warranty. In addition, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach (regardless of the date of such breach) of both (x) the Originator's representations with respect to predatory and abusive lending laws in Section 3.03(g), (bb), (ss) and (tt) of the Originator Mortgage Loan Purchase Agreement and (y) the Seller's
representations with respect to predatory and abusive lending laws in Section
3.01(i), 3.01(ii) or 3.01(iii) of the Mortgage Loan Purchase Agreement, the
Originator shall be obligated to pay the Reimbursement Amount relating to such
Mortgage Loan to the extent provided in the Originator Mortgage Loan Purchase
Agreement. To the extent the Originator fails or is not obligated to pay the
Reimbursement Amount, the Trustee shall be entitled to enforce the Seller's obligation to pay such Reimbursement Amount. In any event, the Reimbursement
Amount shall be delivered to the Servicer for deposit into the Collection
Account within ten (10) days from the date the Originator or the Seller, as applicable, was notified by the Trustee of the Reimbursement Amount.

          (b) (i) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

          (ii) Notwithstanding the provisions of Section 2.03(b)(i) above,

               (A) on the later of (x) the Servicer Remittance Date next
          following the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation made by the
          Servicer in Section 2.05(x), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Servicer Remittance Date next following the Prepayment Period relating to such a breach, the
          Servicer shall

                                      -53-

          deposit into the Collection Account the amount of the scheduled
          Prepayment Charge, less any amount collected and deposited by the
          Servicer into the Collection Account in respect of such Prepayment
          Charge; and

               (B) on the later of (x) the Servicer Remittance Date next
          following the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the covenant made by the
          Servicer in Section 2.05(xi), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Servicer Remittance Date next following the Prepayment Period relating to such a breach, the
          Servicer shall deposit into the Collection Account, as a Servicer
          Prepayment Charge Payment Amount, the amount of the waived Prepayment
          Charge, but only to the extent required under Section 2.03(b)(iii)
          below.

          (iii) If with respect to any Prepayment Period,

               (A) the dollar amount of Prepayment Charges that are the subject of breaches by the Servicer of the covenant made by the Servicer in
          Section 2.05(xiii), which breaches materially and adversely affect the interest of the Holders of the Class P Certificates to such Prepayment
          Charges, exceeds

               (B) 5% of the total dollar amount of Prepayment Charges payable by Mortgagors in connection with Principal Prepayments on the related
          Mortgage Loans that occurred during such Prepayment Period,

     then the amount required to be paid by the Servicer pursuant to Section
     2.03(b)(ii)(B) above shall be limited to an amount, that when added to the amount of Prepayment Charges actually collected by the Servicer in respect of Prepayment Charges relating to Principal Prepayments on the related
     Mortgage Loans that occurred during such Prepayment Period, shall yield a sum equal to 95% of the total dollar amount of Prepayment Charges
     (exclusive of (A) Prepayment Charges not enforced or collected upon because
     (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment and (B) Prepayment Charges waived by the Servicer when such waiver does not breach the covenant set forth in Section 2.05(xi))
     payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period.

          (iv) The right of the Holders of the Class P Certificates to any
     Servicer Prepayment Charge Payment Amounts as described in this section
     2.03(b) shall not be an asset of any REMIC.

          (c) Upon discovery by the Originator, the Seller, the Servicer, the
NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two

                                      -54-

Business Days (or in the case of the Originator, such other timeframe required pursuant to the Originator Mortgage Loan Purchase Agreement) give written notice thereof to the other parties. In connection therewith, the Originator or the
Seller, as applicable, shall repurchase the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury Regulations relating to REMICs, the Originator or the
Seller, as the case may be, shall cure the defect or make the required purchase no later than 90 days after the discovery of the defect. Any such repurchase shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

          Section 2.04 Execution of Yield Maintenance Agreement.

          The Depositor hereby directs the Trustee to enter into and execute the
Yield Maintenance Agreement on the Closing Date on behalf of the Trust for the benefit of the Holders of the Class A-1A Certificates. The Depositor, the
Servicer and the Holders of the Class A-1A Certificates (by their acceptance of such Certificates) acknowledge that Deutsche Bank National Trust Company is entering into the Yield Maintenance Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

          Section 2.05 Representations, Warranties and Covenants of the
Servicer.

          The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the
Depositor and the NIMS Insurer that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a
     Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

          (ii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the organizational documents of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                                      -55-

          (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Servicer is a
     HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac;

          (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

          (v) Except as disclosed in the Prospectus Supplement, no litigation is pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the
     Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (vi) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the
     Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

          (vii) The initial electronic data tape and the monthly Remittance
     Reports provided to the Trustee or any of its Affiliates shall be true and correct in all material respects;

          (viii) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a
     monthly basis;

          (ix) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

          (x) Each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that (i) the enforceability thereof may be limited by

                                      -56-

     bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payment); and

          (xi) The Servicer shall not waive any Prepayment Charge or part of a
     Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the
     Servicer's reasonable judgment as described in Section 3.01 hereof, (x)
     such waiver relates to a default or a reasonably foreseeable default, (y)
     such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a
     Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event shall the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage
Files to the Trustee and shall inure to the benefit of the Trustee, the
Depositor, the NIMS Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto. Subject to Section 7.01, the obligation of the Servicer set forth in Section 2.03(b) to cure breaches (or in the case of the representations, warranties and covenants set forth in
Section 2.05(x) and Section 2.05(xi) above, to otherwise remedy such breaches pursuant to Section 2.03(b)) shall constitute the sole remedies against the
Servicer available to the Certificateholders, the Depositor or the Trustee on
behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the
Depositor or the Trustee on behalf of the Certificateholders (other than in the case of the representations, warranties and covenants set forth in Section
2.05(x) and Section 2.05(xi) above) pursuant to the Originator Mortgage Loan
Purchase Agreement signed by the Servicer in its capacity as seller, respecting a breach of the representations, warranties and covenants of the Servicer in its capacity as seller contained in the Originator Mortgage Loan Purchase Agreement.

          Section 2.06 Representations and Warranties of the Depositor.

          The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and the NIMS Insurer as
follows:

          (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as

                                      -57-

     enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

          (iv) The Depositor has not transferred the Mortgage Loans to the
     Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

          (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the
     Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

          (vii) The execution, delivery and performance of this Agreement by the
     Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the
     Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

          (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or

                                      -58-

     with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

          (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
     (b) asserting the invalidity of this Agreement or the Certificates; (c)
     seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          Section 2.07 Issuance of Certificates and the Uncertificated Regular
Interests.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the
Certificates (other than the Class CE, Class P and Class R Certificates) in minimum dollar denominations of $25,000 and integral dollar multiples of $1 in excess thereof or in the case of the Class P Certificates, in minimum denominations of $20 and integral multiples of $20 in excess thereof. The Class
CE Certificates are issuable only in minimum Percentage Interests of 10%. The
Class R Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests and declares that it hold such regular interests as assets of REMIC 2. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover
Amounts, and declares that it hold the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1A Certificates, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts from the
Grantor Trust. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) any Servicer Prepayment
Charge Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Yield Maintenance Agreement, the Reserve
Account and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Cap Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                      -59-

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

          Section 3.01 Servicer to Act as Servicer.

          The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the
Certificateholders in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the
Servicer may deem necessary or desirable and consistent with the terms of this
Agreement (the "Servicing Standard").

          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any
Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Certificateholders; provided, however, that the Servicer shall not make future advances and, except as set forth in the following sentence or Section 3.03, the
Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan or (ii) cause an Adverse REMIC Event.
Notwithstanding anything to the contrary contained in this Agreement, in the event that any Mortgage Loan is in default or, if such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this
Section 3.01, may also waive, modify or vary any term of such Mortgage Loan
(including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such
Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Charge)), accept payment from the related Mortgagor of an amount less than the unpaid Principal
Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the latest Assumed Final
Distribution Date. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of this Section 3.01 shall be reflected in writing in the Servicing File. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause an Adverse REMIC
Event. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding
Mortgage Loans which have been modified, waived or amended exceeds 5% of the

                                      -60-

number of Mortgage Loans as of the Cut-off Date. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. The Trustee shall execute and deliver to the Servicer within at least fifteen (15) Business Days of receipt, upon request, any powers of attorney furnished to it in the Trustee's standard and customary form by the Servicer empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged
Property, and to appeal, prosecute or defend in any court action relating to the
Mortgage Loans or the Mortgaged Properties, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer). Notwithstanding anything contained herein to the contrary, the Servicer shall not without the
Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders'
reliance on the Servicer.

          The Servicer shall give prompt notice to the Trustee in the event it has been served with respect to any action (i) asserting a claim against the
Trust Fund or (ii) asserting jurisdiction over the Trust Fund.

          To the extent consistent with the terms of this Agreement, including
Section 2.03 and Section 2.05, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii)
such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage
Loan. If the Servicer has waived or does not collect all or a portion of a
Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the
Servicer shall, on the date on which the Principal Prepayment is remitted to the
Trustee, deliver to the Trustee the Servicer Prepayment Charge Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement.

                                      -61-

          Section 3.02 Collection of Mortgage Loan Payments.

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and
Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating on escrowed Mortgage Loans annual taxes, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 3.03 Realization Upon Defaulted Mortgage Loans.

          In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the
Certificateholders; provided, however, that any costs and expenses incurred with respect thereto shall be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.05 and Section 3.13. With respect to any defaulted
Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate up to 50 basis points.

          In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standard, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

          Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the
Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended from time to time, or any comparable law, unless the Servicer has received the prior written consent of the NIMS Insurer and has received a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                                      -62-

          A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the
Mortgaged Property into compliance therewith; and

          B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section
3.05(a)(iv).

          If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

          Section 3.04 Collection Accounts, Distribution Account and Reserve
Accounts.

          (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection
Accounts. Each Collection Account shall be an Eligible Account.

          The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than two Business Days after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the
Collection Account, in no event more than two Business Days after deposit of such funds in the clearing account, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans (other than in respect of principal and interest due on or before the Cut-off Date):

          (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Interest Rate less the Servicing Fee Rate and any
     Prepayment Interest Excess;

                                      -63-

          (iii) all Liquidation Proceeds and any Subsequent Recoveries;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow
     Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

          (vii) all Prepayment Charges collected by the Servicer and all
     Servicer Prepayment Charge Payment Amounts required to be paid by the
     Servicer pursuant to Section 2.03(b)(ii)(A) and pursuant to Section
     2.03(b)(ii)(B) as limited by Section 2.03(b)(iii);

          (viii) all amounts required to be deposited by the Servicer pursuant to Section 2.03; and

          (ix) any amount required to be deposited by the Servicer pursuant to
     Section 3.25(b) in connection with any losses realized on Permitted
     Investments with respect to funds held in the Collection Account.

          Any interest paid on funds deposited in the Collection Accounts, subject to Section 3.25, shall accrue to the benefit of the Servicer and the
Servicer shall be entitled to retain and withdraw such interest from the
Collection Accounts pursuant to Section 3.05(e). The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment charges that are not
Prepayment Charges or Servicer Prepayment Charge Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer into the
Collection Account. Amounts deposited in the Collection Accounts in error may be withdrawn by the Servicer at any time.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution
Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 p.m. New York time on the Servicer Remittance Date, (i) that portion of the Available Funds
(calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Accounts and (ii)
the amount of all Prepayment Charges collected by the Servicer and all Servicer
Prepayment Charge Payment Amounts required to be paid by the Servicer then on deposit in the Collection Account (other than any such Prepayment Charges received and Servicer Prepayment Charge Payment Amounts paid after the related
Prepayment Period) and

                                      -64-

any amounts reimbursable to an Advancing Person pursuant to Section 3.33 and the terms of the related Advance Facility. Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs and the Grantor Trust in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to Section 8.05 and Section 9.01(c) and any amounts owed to the
Trustee which have not been paid or reimbursed pursuant to Section 3.05(h) prior to the distribution of any amounts on deposit to the Certificateholders;
provided, however, in the case of amounts owing to it other than the Trustee
Fee, the Trustee shall provide the Depositor, the NIMS Insurer and the Servicer with a written account of such amounts within ten (10) Business Days following the withdrawal of such funds, provided further, that the Trustee shall not be entitled to withdraw such amounts for funds on deposit in the Distribution
Account representing Prepayment Charges and Servicer Prepayment Charge Payment
Amounts. In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Trustee for deposit in the
Distribution Account on the day and by the time such remittance is required to be made under the terms of this Section 3.04(b) (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate of United States money center commercial banks as published in The Wall Street Journal on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

          (c) Funds on deposit in the Collection Accounts may be invested in
Eligible Investments in accordance with the provisions set forth in Section
3.25. The Servicer shall give notice to the Trustee and the NIMS Insurer of the location of the Collection Accounts maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the NIMS
Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the
Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

          (i) any Advances, as required pursuant to Section 4.07;

          (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

          (iii) any amounts required to be delivered by the Servicer to the
     Trustee for deposit in the Distribution Account pursuant to Sections 2.03,
     3.04 (except as specified in clause (f) below), 3.13, 3.15, 3.16, 3.23,
     3.24, 4.07 or 10.01; and

          (iv) any amounts required to be deposited by the Servicer pursuant to
     Section 3.11 in connection with the deductible clause in any blanket hazard insurance

                                      -65-

     policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

          (e) Promptly upon receipt of any Stayed Funds, whether from the
Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.
In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Eligible Investments with respect to funds held in the Distribution
Account.

          (f) Any Servicer Prepayment Charge Payment Amounts deposited pursuant to Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders.

          (g) (i) The Trustee shall establish and maintain the Reserve Account, held in trust for the benefit of the Holders of the Class A-1A Certificates. The
Trustee shall deposit in the Reserve Account on the date received by it, any
Yield Maintenance Agreement Payment received from the Yield Maintenance
Agreement Provider for the related Distribution Date.

          On each Distribution Date, the Trustee shall withdraw from the Reserve
     Account any Yield Maintenance Agreement Payment and apply it in the following order of priority:

               (A) to the Class A-1A Certificates from the Reserve Account, any remaining unpaid Cap Carryover Amounts for such Distribution Date after distributions to the Class A-1A Certificates pursuant to Section
     3.04(g)(iii) hereof; and

               (B) to the Class CE Certificates, any remaining amount on deposit in the Reserve Accounts.

          (ii) The Trustee shall account for the Reserve Account as an asset of a grantor trust under subpart E, part I of subchapter J of the Code and not an asset of any REMIC created pursuant to this Agreement. The Reserve Fund will constitute an "outside reserve fund" for purposes of the REMIC
     Provisions. The beneficial owner of the Reserve Account is the Class CE
     Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by REMIC 2 to the Reserve Account shall be treated as distributions by the Trustee to the Class CE Certificateholder.

          (iii) Any Cap Carryover Amounts (exclusive of payments from the Yield
     Maintenance Agreement) paid by the Trustee pursuant to this Section 3.04(g)
     to the Class A-1A Certificates, shall be accounted for by the Trustee as amounts paid first to the Class CE Certificates and then to the Class A-1A
     Certificates from the Grantor Trust. In addition, the Trustee shall account for the Class A-1A Certificates' rights to receive payments of Cap
     Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class CE Certificates in favor of the Class A-1A
     Certificates.

                                      -66-

          (iv) For federal tax return and information reporting, the right of the Holders of the Class A-1A Certificates to receive payments under the
     Yield Maintenance Agreement shall be assigned a value of zero.

          (v) Amounts in the Reserve Fund shall be held uninvested.

          Section 3.05 Permitted Withdrawals From the Collection Accounts.

          The Servicer may, from time to time, withdraw from the Collection
Account for the following purposes:

          (a) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

          (b) to reimburse itself for (i) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related
Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds
on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.07; (ii) any unreimbursed Advances that are
Nonrecoverable Advances; or (iii) subject to Section 4.07(b), any unreimbursed
Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding
Distribution Date;

          (c) to reimburse itself for any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections,
Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, or (ii) any Servicing Advances that are
Nonrecoverable Advances;

          (d) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

          (e) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage
Loan to the extent not retained pursuant to Section 3.04(a)(ii);

          (f) to pay or reimburse itself or the Depositor for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed);

          (g) to pay to itself any Prepayment Interest Excess on the related
Mortgage Loans to the extent not retained pursuant to Section 3.04(a)(ii);

          (h) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.01, Section 7.02(a) and
Section 8.05 of this Agreement;

          (i) to reimburse the NIMS Insurer, the Servicer (if the Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses

                                      -67-

reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

          (j) to pay to the Servicer, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16 all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (k) to transfer funds to the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.09; and

          (l) to clear and terminate the Collection Account upon the termination of this Agreement.

          On each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess shall be remitted to the Trustee, but only if the Collection Account constitutes an
Eligible Account solely pursuant to clause (ii) of the definition of "Eligible
Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer, shall on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee or any
Sub-Servicer pursuant to Section 3.05 and shall pay such amounts to the Persons entitled thereto.

          The foregoing requirements for withdrawal from each of the Collection
Accounts shall be exclusive. In the event the Servicer shall deposit in either
Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

          The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (b), (c), (d), (e), (f), (g) and (j) above. The
Servicer shall provide written notification to the Trustee and the NIMS Insurer on or prior to the next succeeding servicer reporting date, upon making any withdrawals from the Collection Account pursuant to subclause (f) above.

          Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow
Accounts.

          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

                                      -68-

          The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than two Business Days after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Escrow
Account or Accounts, in no event more than two Business Days after deposit of such funds in the clearing account, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and
(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The
Servicer shall be entitled to retain any interest paid on funds deposited in the
Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow
Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 3.07 Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late
Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or
to the Mortgagor to the extent required by the related Mortgage Loan or
Applicable Regulations, any interest paid on the funds deposited in the Escrow
Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any insurance proceeds. As part of its servicing duties, the Servicer shall pay to the
Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

          In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

                                      -69-

          Section 3.08 Payment of Taxes, Insurance and Other Charges;
Collections Thereunder.

          With respect to each Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien). To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the
Servicer will, promptly and to the extent required to avoid loss of the
Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

          Section 3.09 Transfer of Accounts.

          The Servicer may transfer the Collection Accounts and the Escrow
Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee, the NIMS Insurer and the
Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

          Section 3.10 Maintenance of Hazard Insurance.

          The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the least of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis,
(ii) the Principal Balance of the Mortgage Loan or (iii) the maximum insurable value of the improvements that are part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management
Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum

                                      -70-

insurable value of the improvements securing such Mortgage Loan plus accrued interest at the Mortgage Interest Rate and related Servicing Advances (each measured at the time it became an REO Property) or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Properties for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it became an REO
Property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO
Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a). It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the
Servicer or the Mortgagor or maintained on property acquired in respect of the
Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of A:X or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located or are otherwise acceptable to Fannie Mae and Freddie Mac.

          Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

          In the event that the Servicer shall obtain and maintain a blanket policy that has a general policy rating of A:V or better in Best's Key Rating
Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of
Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or
REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the
Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

                                      -71-

          Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

          The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The
Fidelity Bond and errors and omissions insurance shall be in the form of the
Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the
Fidelity Bond and errors and omissions insurance shall diminish or relieve the
Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS
Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's
Guide, unless the Servicer has obtained a waiver of such requirements from
Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Upon request of the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to the requesting party a true copy of the Fidelity Bond and errors and omissions insurance policy. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the
Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

          Section 3.13 Title, Management and Disposition of REO Property.

          (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the
Trustee to the Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an
Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or
Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

          (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a
Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust
Fund for purposes of Section 860G(a)(8) of the Code unless the Servicer has received a grant of extension from the Internal Revenue Service of the above-

                                      -72-

mentioned grace period such that the holding by the Trust Fund of such REO
Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; (ii)
cause any REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (iii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any
Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property.

          Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this
Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust
Fund in such a manner or pursuant to any terms that would: (i) cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal or state income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The Servicer shall manage, conserve, protect and operate each REO
Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each
REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The
Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The
Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

          The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO
     Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such
     Independent Contractor;

                                      -73-

          (iii) none of the provisions of this Section 3.13 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent
Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The
Servicer shall not engage an Independent Contractor to engage in any activities that the Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement.

          With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

          The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Advances and Servicing Advances related thereto, shall be applied to the payment of principal of and interest on the related defaulted
Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this
Agreement, to be payments on account of principal and interest on the related
Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount on a daily basis, within two Business Days of receipt attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related
Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

          The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:
first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any related unreimbursed Advances; third, to reimburse the Certificate Account for any
Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.05(b)(ii) and 3.05(c)(ii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no
Advance has been made for such amount or any such Advance has been reimbursed)
on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the
Servicing Fee) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the
Mortgage Loan.

                                      -74-

          The Servicer shall furnish to the Trustee, on each Servicer Reporting
Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

          The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders'
interests.

          Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing
Advances, Servicing Fees and Advances with respect to the REO Property, the
Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Servicing Fees and Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for transfer to the
Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

          Any REO Disposition shall be for cash only (unless changes in the
REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust
Fund to fail to qualify as a REMIC).

          Section 3.14 Due-on-Sale Clauses; Assumption and Substitution
Agreements.

          When a Mortgaged Property has been or is about to be conveyed by the
Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related
Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the
Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the
Mortgage Note and, unless prohibited by applicable law or the Mortgage, the
Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of the
Servicer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy or a new policy meeting the requirements of this Section is obtained. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the
Trustee the original copy of such assumption

                                      -75-

or substitution agreement (indicating the Mortgage File to which it relates)
which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Monthly
Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a
Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to include a sale of the
Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Section 3.15 [Reserved]

          Section 3.16 Optional Purchases of Mortgage Loans by Servicer.

          The Servicer may, at its option, or, shall, at the direction of the
NIMS Insurer (which shall be at the expense of the NIMS Insurer), purchase a
Mortgage Loan or REO Property which becomes 90 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16, the Servicer shall be required to continue to make Advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be purchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such Delinquent
Mortgage Loan or REO Property at a price equal to the Purchase Price. The
Servicer will not be entitled to any Servicing Fee with respect to any such purchased Mortgage Loan. Any such purchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the Purchase Price. The
Trustee shall immediately effectuate the conveyance of such delinquent Mortgage
Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.

          Section 3.17 Trustee to Cooperate; Release of Files.

          (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the
Trustee, in written form (with two executed copies) or electronic form, of a completed "Request for Release" in the form of Exhibit E or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in

                                      -76-

connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.04(a) have been or shall be so deposited). Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related Mortgage File within three (3) Business Days, in trust, to (i) the Servicer, or (ii) such other party identified in the related Request for Release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Collection Account or the Distribution Account but shall be borne by the
Servicer to the extent not reimbursable from the related Mortgagor. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Trustee hereby authorizes and empowers the Servicer to execute an instrument of satisfaction (or Assignment without recourse)
regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or Assignment shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the
Collection Accounts. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or
Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

          (b) From time to time and as appropriate in the servicing of any
Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee, in written form (with two executed copies) or electronic form, of a "Request for Release" in the form of Exhibit E
(or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit E) signed by a Servicing Officer, release the related Mortgage File to the Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the
Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Servicer.

          (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of
Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modifications, and (v) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee
(which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC
Provisions; (x) the provisions of the related Note and Mortgage have been complied

                                      -77-

with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans;
and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

          Section 3.18 Servicing Compensation.

          As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage
Loan (including REO Properties) payable solely from payments of interest in respect of such Mortgage Loan (including from Insurance Proceeds, Liquidation
Proceeds and Subsequent Recoveries). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment charges that are not Prepayment Charges or Servicer Prepayment Charge
Payment Amounts, or any other service-related fees and similar items, to the extent collected from Mortgagors. The Servicer shall also be entitled pursuant to Section 3.05(e) to withdraw from the Collection Account and pursuant to
Section 3.07(vi) to withdraw from any Escrow Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.25. In addition, the Servicer shall be entitled to retain or withdraw from the Collection Account, pursuant to Section 3.05(g), any Prepayment
Interest Excess with respect to the Mortgage Loans as additional servicing compensation.

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.11 and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.05.

          Section 3.19 Annual Statement as to Compliance.

          (a) Beginning in 2006, the Servicer, at its own expense, will deliver to the Trustee, the NIMS Insurer, the Depositor and each Rating Agency, not later than March 15th of each calendar year, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the
Servicer during such preceding fiscal year and of performance under this
Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person
identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trustee.

                                      -78-

          (b) Delivery of such certificate to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder
(as to which the Trustee is entitled to rely exclusively on Officers'
Certificates).

          Section 3.20 Annual Independent Certified Public Accountants' Reports.

          (a) Beginning in 2006, not later than March 15th of each calendar year, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer and within such timeframe the Servicer shall furnish to the Trustee, the Depositor, the
NIMS Insurer and each Rating Agency, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the
Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the
Uniform Single Attestation Program for Mortgage Bankers established by the
Mortgage Bankers Association of America or the Audit Program for Mortgages
serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those Sub-Servicers. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the
Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request, at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

          (b) Delivery of such reports to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder
(as to which the Trustee is entitled to rely exclusively on Officers'
Certificates).

          Section 3.21 Access to Certain Documentation and Information Regarding
the Mortgage Loans.

          (a) The Servicer shall provide to the Depositor, the Trustee,
Certificateholders that are federally insured savings and loan associations, the
Office of Thrift Supervision, the

                                      -79-

Office of the Comptroller of the Currency, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations)
access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

          (b) The Servicer shall afford the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer regarding the Mortgage Loans.

          Section 3.22 [Reserved].

          Section 3.23 Obligations of the Servicer in Respect of Compensating
Interest.

          Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution
Account an amount ("Compensating Interest") from its own funds equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the
Mortgage Loans for the related Distribution Date resulting from Principal
Prepayments in full on the Mortgage Loans during the portion of the related
Prepayment Period occurring in the prior calendar month and (B) the sum of its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls resulting from Principal Prepayments in full on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the
Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next
Distribution Date. The Servicer shall not be obligated to pay Compensating
Interest with respect to Relief Act Interest Shortfalls.

          Section 3.24 [Reserved].

          Section 3.25 Investment of Funds in the Collection Accounts.

          (a) The Servicer may direct any depository institution maintaining one or more Collection Accounts, to invest the funds in such Collection Account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the
Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or an Affiliate of the Trustee. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in a
Collection Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee.
The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Accounts) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the

                                      -80-

Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in a Collection Account are at any time invested in an
Eligible Investment payable on demand, the Trustee shall at the direction of the
Servicer:

               (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
                    Eligible Investment may otherwise mature hereunder in an
                    amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on
                    such date; and

               (y)  demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Eligible Investment would not constitute an Eligible
                    Investment in respect of funds thereafter on deposit in such
                    Collection Account.

          (b) All income and gain realized from the investment of funds in the
Collection Accounts shall be for the benefit of the Servicer. The Servicer shall deposit in the applicable Collection Account or (to the extent funds in the
Escrow Account are invested if permitted by applicable law) the Escrow Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss. Funds in the Distribution Account shall remain uninvested.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible
Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(e), upon the request of the NIMS Insurer or Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          Section 3.26 Liability of Servicer; Indemnification.

          The Servicer (except the Trustee if it is required to succeed the
Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the NIMS
Insurer and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the
Depositor, the NIMS Insurer and the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standard. The Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the
Servicer shall assume (with notice to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the NIMS Insurer
and/or the Trust Fund in respect of such claim. The provisions of this

                                      -81-

Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged
Properties.

          Beginning in 2006, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report.
Not later than 90 days following the end of each calendar year, beginning in
2006, the Servicer will deliver an Officer's Certificate to the Trustee and the
NIMS Insurer certifying its compliance with this Section 3.27. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

          Section 3.28 Protection of Assets.

          (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

               (1)  borrow money or issue debt;

               (2)  merge with another entity, reorganize, liquidate or sell assets; or

               (3)  engage in any business or activities.

          (b) Notwithstanding any prior termination of this Agreement, each party hereto agrees that, until after one year and one day following the payment in full of the last of the Certificates issued hereunder, it shall not acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

          Section 3.29 [Reserved]

          Section 3.30 [Reserved]

          Section 3.31 Periodic Filings.

          (a) The Trustee and the Servicer shall reasonably cooperate with the
Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the
Trustee shall prepare, or cause to be prepared, on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual
Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities

                                      -82-

and Exchange Commission thereunder, and the Trustee shall sign (other than any
Form 10-K) and file (via the Securities and Exchange Commission's Electronic
Data Gathering and Retrieval System) such Forms on behalf of the Trust. The
Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the
Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Depositor shall sign any Form 10-K with respect to which the Depositor signs a Certification.

          (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date
Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), the
Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff interpretations. Such Form
10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section
3.20, in each case, to the extent they have been timely delivered to the
Trustee. If they are not so timely delivered, the Trustee shall file an amended
Form 10-K (to the extent permissible) including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Certification to the Trustee prior to March 15th of each year in which a Form 10-K is required to be filed with respect to the Trust. The
Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the
Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this
Section 3.31, to be conducted or allocated in a different manner.

          (c) Not later than 15 calendar days prior to the latest date on which the Form 10-K may be timely filed each year, (i) the Trustee shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit
P-1) for the benefit of the Depositor and its officers, directors and Affiliates
(provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K) and (ii) the
Servicer shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit P-2) for the benefit of the Depositor and its officers, directors and Affiliates. In addition, (i) the Trustee shall also indemnify and hold harmless the Depositor, each Person, if any, who "controls"
the Depositor within the meaning of the 1933 Act, and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.31(c), any breach of the Trustee's obligations under this Section 3.31(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the
Servicer shall

                                      -83-

indemnify and hold harmless the Depositor, the Trustee, each Person, if any, who
"controls" the Depositor or the Trustee within the meaning of the 1933 Act, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Servicer pursuant to this Section 3.31(c), any breach of the Servicer's obligations under this
Section 3.31(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, each Person, if any, who
"controls" the Depositor within the meaning of the 1933 Act, and its officers, directors and Affiliates, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, its officers, directors or
Affiliates as a result of the losses, claims, damages or liabilities of the
Depositor, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor and its officers, directors and Affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 3.31(c)
or the Trustee's negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee, their respective officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee, their respective officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, and their respective officers, directors and Affiliates on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.31(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under Sections 3.19 and 3.20 in order to perform their respective obligations under this Section 3.31.

          (d) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

          (e) The obligations set forth in paragraphs (a) through (d) of this
Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this
Section. Prior to January 30th of the first year in which the Trustee is able to do so, the Trustee shall prepare, execute and file with the Securities and
Exchange Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a)
through (d) of this Section commencing with the calendar year in which the Form
15 is filed (other than the obligations to be performed in such calendar year that relate back to the prior calendar year).

          (f) If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, which would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.31, to be conducted differently than as described, the Depositor, the Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 3.31 in order to comply with such amended reporting requirements and such amendment of this Section 3.31. Any such amendment shall be made in accordance with Section 11.01

                                      -84-

without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act.
Notwithstanding the foregoing, none of the Depositor, the Servicer or the
Trustee shall be obligated to enter into any amendment pursuant to this Section
3.31 that adversely affects its obligations and immunities under this Agreement.

          Section 3.32 Credit Reporting; Gramm-Leach-Bliley Act.

          (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with Fannie Mae Guide Announcement 95-19 and the Fair
Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to
Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis and agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-,
90-days, etc.), foreclosed, or charged-off.

          (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley
Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

          Section 3.33 Advance Facility.

          (a) The Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Servicer in the case of the Trustee, is hereby authorized to enter into a facility (an "Advance
Facility") with any Person (an "Advancing Person") (1) under which the Servicer sells, assigns or pledges to the Advancing person the Servicer's rights under this Agreement to be reimbursed for any Advances and/or Servicing Advances or
(2) which provides that the Advancing Person may fund Advances and/or Servicing
Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.33, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an
Advancing Person funds any Advance or any Servicing Advance or is assigned the right to be reimbursed for any Advance or Servicing Advance and provides the
Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement directly from the Trustee pursuant to the terms of the
Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.33(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Servicer, and include the Servicer's acknowledgment thereto or proof of an Event of Default under the Advance
Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.33. An Advancing Person whose obligations hereunder are limited to the funding of Advances

                                      -85-

and/or Servicing Advances shall not be required to meet the qualifications of a
Servicer or a Sub-Servicer pursuant to Section 6.06 or Section 7.02 and shall not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any
Certificateholder, then the NIMS Insurer shall not withhold its consent to the
Trust Fund's entering such facility.

          (b) If, pursuant to the terms of the Advance Facility, an Advancing
Person is entitled to reimbursement directly from the Trustee, then the Servicer shall not reimburse itself therefor under Section 3.05(b), Section 3.05(c) or
Section 3.05(d) prior to the remittance to the Trust Fund, but instead the
Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(b) to the extent of amounts on deposit in the
Collection Account on the related Servicer Remittance Date. The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and
Servicing Advances from the Distribution Account, to the extent permitted under the terms of the Advance Facility, to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(b), Section 3.05(c) or Section 3.05(d), as the
case may be, had the Servicer itself funded such Advance or Servicing Advance.
The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any Advance Facility agree to in writing delivered to the Trustee. An Advance Facility may provide that the
Servicer will otherwise cause the remittance of Advance and/or Servicing Advance reimbursement amounts to the Advancing Person, in which case the foregoing sentences in this Section 3.33(b) shall not apply.

          (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

          (d) In the event the Servicer is terminated pursuant to Section 7.01, the Advancing Person shall succeed to the terminated Servicer's right of reimbursement set forth in Section 7.02(c) to the extent of such Advancing
Person's financing of or receipt of assignment or pledge of the right to be reimbursed for Advances or Servicing Advances hereunder then remaining unreimbursed.

          (e) None of the Trust Fund, any party to this Agreement or any other
Person shall have any right or claim (including without limitation any right of offset or recoupment) to any amounts allocable under this Agreement to the reimbursement of Advances or Servicing Advances that have been assigned, conveyed or pledged to an Advancing Person, or that relate to Advances or
Servicing Advances that were funded by an Advancing Person.

          (f) Any amendment to this Section 3.33 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an
Advance Facility as described generally in this Section 3.33, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee and the Servicer without the consent of any
Certificateholder but with the consent of the NIMS Insurer and (i) written confirmation from each Rating Agency that the amendment shall not result in the reduction or withdrawal of the then-current ratings of any outstanding Class of
Certificates or any other notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates

                                      -86-

and/or the Residual Certificates, notwithstanding anything to the contrary in this Agreement and (ii) an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event.

                                   ARTICLE IV

                                  FLOW OF FUNDS

          Section 4.01 Interest Distributions.

          On each Distribution Date, the Trustee shall withdraw from the
Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

          (i) to the Trustee, the Trustee Fee for such Distribution Date;

          (ii) concurrently, to the Class A Certificates, pro rata, the Accrued
     Certificate Interest on each such Class for such Distribution Date;

          (iii) concurrently, to the Class A Certificates, pro rata, the
     Interest Carry Forward Amount on each such Class for such Distribution
     Date;

          (iv) to the Class M-1 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (v) to the Class M-2 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (vi) to the Class M-3 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (vii) to the Class M-4 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (viii) to the Class M-5 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (ix) to the Class M-6 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (x) to the Class B-1 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date;

          (xi) to the Class B-2 Certificates, the Accrued Certificate Interest
     thereon for such Distribution Date; and

                                      -87-

          (xii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

     On any Distribution Date, any shortfalls resulting from Prepayment Interest
Shortfalls not covered by Compensating Interest payments made by the Servicer or from the application of the Relief Act or similar state laws will be allocated as a reduction to the Accrued Certificate Interest for the Offered Certificates
and Class B Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. The holders of the Offered Certificates and Class B Certificates will not be entitled to reimbursement on future Distribution Dates of any such Prepayment Interest
Shortfalls or Relief Act Interest Shortfalls following their allocation to such
Certificates.

          Section 4.02 Distributions of Principal and Monthly Excess Cashflow
Amounts.

          (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution
Amount:

          (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

               first, to the Class A-6 Certificates, up to the Class A-6 Lockout
     Distribution Percentage of the Senior Principal Distribution Amount for
     such Distribution Date;

               second, to the Class A-1A and Class A-1B Certificates, pro rata, up to the Senior Principal Distribution Amount remaining after priority first above, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class A-2 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first and second above, until the Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class A-3 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second and third above, until the Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class A-4 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second, third and fourth above, until the Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class A-5 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second, third, fourth and fifth above, until the Certificate Principal Balance thereof has been reduced to zero;

                                      -88-

               seventh, to the Class A-6 Certificates, up to the Senior
     Principal Distribution Amount remaining after priority first, second, third, fourth, fifth and sixth above, until the Certificate Principal
     Balance thereof has been reduced to zero;

               eighth, to the Class M-1 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-2 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               tenth, to the Class M-3 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               eleventh, to the Class M-4 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               twelfth, to the Class M-5 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               thirteenth, to the Class M-6 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               fourteenth, to the Class B-1 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero;

               fifteenth, to the Class B-2 Certificates, until the Certificate
     Principal Balance thereof has been reduced to zero; and

               sixteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
     Section 4.02(b).

          (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

               first, to the Class A-6 Certificates, up to the Class A-6 Lockout
     Distribution Percentage of the Senior Principal Distribution Amount for
     such Distribution Date;

               second, to the Class A-1A and Class A-1B Certificates, pro rata, up to the Senior Principal Distribution Amount remaining after priority first above, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class A-2 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first and second above, until the Certificate Principal Balance thereof has been reduced to zero;

                                      -89-

               fourth, to the Class A-3 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second and third above, until the Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class A-4 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second, third and fourth above, until the Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class A-5 Certificates, up to the Senior Principal
     Distribution Amount remaining after priority first, second, third, fourth and fifth above, until the Certificate Principal Balance thereof has been reduced to zero;

               seventh, to the Class A-6 Certificates, up to the Senior
     Principal Distribution Amount remaining after priority first, second, third, fourth, fifth and sixth above, until the Certificate Principal
     Balance thereof has been reduced to zero;

               eighth, to the Class M-1 Certificates, up to the Class M-1
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-2 Certificates, up to the Class M-2
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               tenth, to the Class M-3 Certificates, up to the Class M-3
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               eleventh, to the Class M-4 Certificates, up to the Class M-4
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               twelfth, to the Class M-5 Certificates, up to the Class M-5
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               thirteenth, to the Class M-6 Certificates, up to the Class M-6
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               fourteenth, to the Class B-1 Certificates, up to the Class B-1
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               fifteenth, to the Class B-2 Certificates, up to the Class B-2
     Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                                      -90-

               sixteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
     Section 4.02(b).

          (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

          (i) to pay any remaining Accrued Certificate Interest for such
     Distribution Date, pro rata, on each Class of Class A Certificates;

          (ii) to pay any Interest Carry Forward Amount for such Distribution
     Date, pro rata, for each Class of Class A Certificates;

          (iii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-1 Certificates;

          (iv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-1 Certificates for such Distribution Date;

          (v) to pay the Class M-1 Realized Loss Amortization Amount for such
     Distribution Date;

          (vi) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-2 Certificates;

          (vii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-2 Certificates for such Distribution Date;

          (viii) to pay the Class M-2 Realized Loss Amortization Amount for such
     Distribution Date;

          (ix) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-3 Certificates;

          (x) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-3 Certificates for such Distribution Date;

          (xi) to pay the Class M-3 Realized Loss Amortization Amount for such
     Distribution Date;

          (xii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-4 Certificates;

          (xiii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-4 Certificates for such Distribution Date;

          (xiv) to pay the Class M-4 Realized Loss Amortization Amount for such
     Distribution Date;

                                      -91-

          (xv) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date on the Class M-5 Certificates;

          (xvi) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-5 Certificates for such Distribution Date;

          (xvii) to pay the Class M-5 Realized Loss Amortization Amount for such
     Distribution Date;

          (xviii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the Class M-6 Certificates;

          (xix) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-6 Certificates for such Distribution Date;

          (xx) to pay the Class M-6 Realized Loss Amortization Amount for such
     Distribution Date;

          (xxi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the B-1 Certificates;

          (xxii) to pay the remaining Interest Carry Forward Amount, if any, for the Class B-1 Certificates for such Distribution Date;

          (xxiii) to pay the Class B-1 Realized Loss Amortization Amount for
     such Distribution Date;

          (xxiv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date on the B-2 Certificates;

          (xxv) to pay the remaining Interest Carry Forward Amount, if any, for the Class B-2 Certificates for such Distribution Date;

          (xxvi) to pay the Class B-2 Realized Loss Amortization Amount for such
     Distribution Date;

          (xxvii) to the Reserve Account, any payment in respect of Cap
     Carryover Amounts for the Class A-1A Certificates;

          (xxviii) to the Class A-1A Certificates, any Cap Carryover Amount for
     such Class; and

          (xxix) to the Class CE Certificates, up to the Class CE Distributable
     Amount for such Distribution Date.

          On each Distribution Date, there shall be distributed to the Holder of the Class R Certificate in respect of the Class R-2 Interest, any remaining amount in the Distribution

                                      -92-

Account on such date after the application pursuant to Sections 4.01, 4.02(a)
and 4.02(b)(i)-(xxix).

          (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans, any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Any such amounts in respect of Servicer Prepayment Charge Payment Amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust. Such distributions shall not be applied to reduce the
Certificate Principal Balance of the Class P Certificates. On the first
Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate
Principal Balance prior to any distributions of Monthly Excess Cashflow Amounts pursuant to Section 4.02(b) on such Distribution Date.

          (d) Any amounts distributed to the Class A-1A Certificates in respect of interest pursuant to Section 4.02(b)(xxviii) which constitute Cap Carryover
Amounts (excluding amounts paid under the Yield Maintenance Agreement) shall first be deemed distributed by REMIC 2 as a distribution to the Class CE
Certificates, and then distributed to the Class A-1A Certificates from the
Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any remaining Yield Maintenance Agreement Payments shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

          (e) On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the
Collection Account pursuant to Section 3.05 and included in the Available Funds for such Distribution Date shall be applied to increase the Certificate
Principal Balance of the Class of Class M or Class B Certificates then outstanding with the highest distribution priority up to the extent of the
Applied Realized Loss Amount previously allocated to that Class of Certificates pursuant to Section 4.03. An amount equal to the amount of any remaining
Subsequent Recoveries shall be applied to increase the Certificate Principal
Balance of the Class of Class M or Class B Certificates then outstanding with the next highest distribution priority, up to the amount of the Applied Realized
Loss Amount previously allocated to that Class of certificates pursuant to
Section 4.03, and so on. Holders of such Certificates shall not be entitled to any distribution in respect of interest on the amount of such increases for any
Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage
Interest.

          (f) On each Distribution Date, Unpaid Realized Loss Amounts on the
Class M and Class B Certificates will be reduced by the amount of any Subsequent
Recoveries received during the related Prepayment Period in the same order as
Realized Loss Amortization Amounts are paid to the Class M and Class B
Certificates pursuant to Section 4.02(b) above.

                                      -93-

          Section 4.03 Allocation of Losses.

          An Applied Realized Loss Amount for a Distribution Date will be allocated first against the Class CE Certificates, until the Notional Amount thereof is reduced to zero and then against the Class B-2, Class B-1, Class M-6,
Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero.

          Section 4.04 Method of Distribution.

          The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of
Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Distributions among Certificateholders shall be made in proportion to the
Percentage Interests evidenced by the Certificates held by such
Certificateholders.

          Section 4.05 Distributions on Book-Entry Certificates.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the
Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

          Section 4.06 Statements.

          (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and make available to each Holder of the Regular Certificates and the NIM Insurer, a statement (the
"Distribution Date Statement") on its Internet website as to the distributions made on such Distribution Date setting forth:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such
     Distribution Date to the Holders of the Class P Certificates allocable to
     Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

                                      -94-

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE
     Distributable Amount, separately identified;

          (iii) the Overcollateralization Amount, the Overcollateralization
     Release Amount, the Overcollateralization Deficiency and the Targeted
     Overcollateralization Amount as of such Distribution Date and the Monthly
     Excess Interest Amount and Monthly Excess Cashflow Amount for such
     Distribution Date;

          (iv) the aggregate amount of Servicing Fees received by the Servicer during the related Collection Period;

          (v) the aggregate amount of Advances for the related Collection
     Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

          (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

          (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the
     related Due Date;

          (viii) the number and aggregate unpaid principal balance of Mortgage
     Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, in each case as of the last day of the preceding calendar month (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Principal Balance of the REO Property as of the close of business on the last Business Day of such calendar month and the Principal
     Balance of such Mortgage Loan as of the date it became an REO Property;

          (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution
     Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

          (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

                                      -95-

          (xiii) the Certificate Principal Balance of each Class of
     Certificates, after giving effect to the distributions, and allocations of
     Realized Losses or Applied Realized Loss Amount, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amount;

          (xiv) the Accrued Certificate Interest in respect of each Class of
     Certificates for such Distribution Date and any related Cap Carryover
     Amounts in the case of the Class A-1A Certificates, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the
     Servicer pursuant to Section 3.23;

          (xvi) the amount of the Trustee Fee paid;

          (xvii) the Cap Carryover Amounts on the Class A-1A Certificates
     distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts on the Class A-1A Certificates covered by withdrawals from the Reserve Account on such Distribution Date;

          (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

          (xix) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

          (xx) the Available Funds;

          (xxi) the rate at which interest accrues for each Class of
     Certificates for such Distribution Date;

          (xxii) the information contained in the Liquidation Report for such
     Distribution Date;

          (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer, the Originator or the Seller during the related Prepayment
     Period and indicating the section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

          (xxiv) the aggregate Principal Balance of the Mortgage Loans repurchased by the Servicer during the related Prepayment Period in connection with Section 3.16;

          (xxv) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Charge that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Charge listed on each related Mortgage Note

                                      -96-

     and the Prepayment Charge collected or the Servicer Prepayment Charge
     Payment Amount paid by the Servicer with respect to each such Mortgage
     Loan;

          (xxvi) the amount of Subsequent Recoveries received during the related
     Prepayment Period;

          (xxvii) the amount of Prepayment Interest Excess retained by the
     Servicer for the related Prepayment Period; and

          (xxviii) the aggregate amount of Relief Act Interest Shortfalls.

          The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the
Servicer.

          In the case of information furnished pursuant to subclauses (i), (ii)
and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

          The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format)
available each month to the Certificateholders, the NIMS Insurer, the Servicer
and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.tss.db.com/invr.
Assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The
Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii) and (vi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall make available to the
Class R Certificateholder a copy of the reports made available to the Regular
Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R
Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

                                      -97-

          (d) The Trustee shall, upon request, furnish to each Certificateholder or Certificate Owner and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder or
Certificate Owner, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the
Certificateholder or Certificate Owner in accordance with such reasonable and explicit instructions and directions as the Certificateholder or Certificate
Owner may provide.

          Section 4.07 Remittance Reports; Advances.

          (a) On or prior to the Servicer Reporting Date, the Servicer shall deliver to the Trustee and the NIMS Insurer by telecopy (or by such other means as the Servicer, the NIMS Insurer and the Trustee may agree from time to time) a
Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Trustee in such medium as may be agreed between the Servicer and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the
Trustee to perform the calculations necessary to make the distributions contemplated by Section 4.01, 4.02 and 4.03 and to prepare the Distribution Date
Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

          (b) The amount of Advances to be made by the Servicer for any
Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which
Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO
Property, which REO Property was acquired during or prior to the related
Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

          On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of
Advances, if any, to be made in respect of the Mortgage Loans for the related
Distribution Date either (i) from its own funds or (ii) from the Collection
Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the
Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such
Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage
Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance
Date to the extent that the Available Funds for the related Distribution Date
(determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the
Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such
Distribution Date if such amounts

                                      -98-

held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer and NIMS Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

          (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until the earlier of such time as such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until a Final Recovery Determination in connection therewith.

          (d) Notwithstanding anything herein to the contrary, no Advance or
Servicing Advance shall be required to be made hereunder by the Servicer if such
Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance or Servicing Advance, if made, would constitute a Nonrecoverable
Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the NIMS Insurer and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by the Servicer.

          Section 4.08 REMIC Distributions and Allocation of Losses.

          (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the
Distribution Account and distributed to the Holders of the Class R Certificates
(in respect of the Class R-1 Interest), as the case may be:

          (i) to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular
     Interest LT1A1A, REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular Interest
     LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4,
     REMIC 1 Regular Interest LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1
     Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular
     Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest
     LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1B1,
     REMIC 1 Regular Interest LT1B2, REMIC 1 Regular Interest LT1P and REMIC 1
     Regular Interest LT1ZZ, pro rata, in an amount equal to (A) the
     Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution
     Dates. Amounts payable as Uncertificated Accrued Interest in respect of
     REMIC 1 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC
     1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization
     Target Amount, by the lesser of (x) the amount of such difference and (y)
     the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1A1A,
     REMIC 1 Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1
     Regular Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular
     Interest LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest
     LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3,
     REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1

                                      -99-

     Regular Interest LT1M6, REMIC 1 Regular Interest LT1B1 and REMIC 1 Regular
     Interest LT1B2 in the same proportion as the Overcollateralization
     Deficiency is allocated to the Corresponding Certificates and the
     Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ shall be increased by such amount;

          (ii) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

          (1)  to REMIC 1 Regular Interest LT1AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated
               REMIC 1 Regular Interest is reduced to zero provided, however, that REMIC 1 Regular Interest LT1P shall not be reduced until the
               Distribution Date immediately following the expiration of the latest Prepayment Charge or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular
               Interest LT1P, until $100 has been distributed pursuant to this clause;

          (2)  to REMIC 1 Regular Interest LT1A1A, REMIC 1 Regular Interest
               LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest
               LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest
               LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest
               LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest
               LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest
               LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest
               LT1B1 and REMIC 1 Regular Interest LT1B2, 1.00% of such
               remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the
               Uncertificated Principal Balances of such REMIC 1 Regular
               Interests are reduced to zero; then

          (3)  to REMIC 1 Regular Interest LT1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular
               Interest is reduced to zero;

          (4)  any remaining amount to the Holders of the Class R Certificates
               (in respect of the Class R-1 Interest);

     provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Aggregate Overcollateralization Release Amount
     shall be allocated to (i) REMIC 1 Regular Interest LT1AA and REMIC 1
     Regular Interest LT1P and (ii) REMIC 1 Regular Interest LT1ZZ,
     respectively; and

          (b) The Trustee shall cause the following allocation of losses:

          (i) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to (i) REMIC 1 Regular Interest
     LT1AA and REMIC 1 Regular

                                      -100-

     Interest LT1P and (ii) REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%,
     respectively, and thereafter among REMIC 1 Regular Interest LT1A1A, REMIC 1
     Regular Interest LT1A1B, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular
     Interest LT1A3, REMIC 1 Regular Interest LT1A4, REMIC 1 Regular Interest
     LT1A5, REMIC 1 Regular Interest LT1A6, REMIC 1 Regular Interest LT1M1,
     REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1
     Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular
     Interest LT1M6, REMIC 1 Regular Interest LT1B1, REMIC 1 Regular Interest
     LT1B2 and REMIC 1 Regular Interest LT1ZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective
     Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated
     Principal Balance of each such REMIC 1 Regular Interest;

          (ii) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 1 Regular
     Interests in the specified percentages, as follows: first, to
     Uncertificated Accrued Interest payable to (i) REMIC 1 Regular Interest
     LT1AA and REMIC 1 Regular Interest LT1P and (ii) REMIC 1 Regular Interest
     LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss
     Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated
     Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular
     Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal
     Loss Allocation Amount, 98% and 2%, respectively; third, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1B2, and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1B2 has been reduced to zero; fourth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1B1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1B1 has been reduced to zero; fifth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M6 has been reduced to zero; sixth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M5 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M5 has been reduced to zero; seventh, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M4 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M4 has been reduced to zero; eighth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M3 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M3 has been reduced to zero; ninth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC
     1 Regular Interest LT1M2 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and
     1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M2 has been reduced to zero; and tenth, to the
     Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA,

                                      -101-

     REMIC 1 Regular Interest LT1M1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1%
     and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1
     Regular Interest LT1M1 has been reduced to zero; and

          (c) On each Distribution Date, all amounts representing Prepayment
Charges will be distributed from REMIC 1 to the holder of the Class P
Certificate. Such amount shall not reduce the Certificate Balance of the Class P
Certificates.

          (d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                    ARTICLE V

                                THE CERTIFICATES

          Section 5.01 The Certificates.

          Each of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class B-1, Class B-2, Class CE, Class P and Class R Certificates
shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to
Authenticate from the Depositor concurrently with the sale and assignment to the
Trustee of the Trust Fund. Each Class of the Offered Certificates and Class B
Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class P Certificates shall be initially evidenced by one or more Certificates representing a Percentage
Interest with a minimum dollar denomination of $20 and integral multiples of $20 in excess thereof. The Class CE Certificates are issuable only in minimum
Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate.

          The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates
and Class B Certificates shall be Book-Entry Certificates. The Class CE, Class P and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

                                      -102-

          Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) The Certificate Registrar shall cause to be kept at the Corporate
Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. The Trustee shall initially serve as
Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate
Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections
8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Certificate
Registrar to the same extent as they apply to the Trustee. Any Certificate
Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the
Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate
Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate
Registrar shall authenticate and deliver the Certificates which the
Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or
to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v)
the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests

                                      -103-

and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi)
the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the
Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the
Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository
Participant or brokerage firm representing such Certificate Owners. Each
Depository Participant shall only transfer Book-Entry Certificates of
Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a
Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

          (c) If the Depository advises the Trustee in writing that the
Depository is no longer willing or able to discharge properly its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor. Upon surrender to the Certificate Registrar of the
Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the
Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive
Certificates"). None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying
Agent and the Depositor shall recognize the Holders of the Definitive
Certificates as Certificateholders hereunder.

          (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the
1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and applicable state securities laws. In the event such a transfer of a Private Certificate is to be made without registration or qualification,
(other than in connection with (i) the initial transfer of any such Private
Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the
Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class CE, Class P or Residual Certificate from the issuer under the
Indenture or the indenture trustee under the Indenture to the Depositor or an
Affiliate of the Depositor), (i) unless such transfer is made in reliance upon
Rule 144A (as evidenced by the investment letter delivered to the Certificate
Registrar, in substantially the form attached hereto as Exhibit J) under the
1933 Act, the Certificate Registrar and the Depositor shall require a written
Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory

                                      -104-

to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which
Opinion of Counsel shall not be an expense of the Certificate Registrar or the
Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as
Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the
Certificate Registrar or the Depositor. The Holder of a Private Certificate
desiring to effect such transfer shall, and does hereby agree to, indemnify the
Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law")
materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) (except in the case of a Class R, Class P or Class CE Certificate) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) (except in the case of the Class R Certificate) in the case of any such
ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an
Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Depositor, the
Servicer, the Trustee, the NIMS Insurer or the Certificate Registrar to any
obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.
Any representations required to be made in subsection (i) and (ii) above in the case of an ERISA-Restricted Certificate which is also a Book-Entry Certificate shall be deemed to have been made by the acquisition of such Certificate.

                                      -105-

          Each Person who has or who acquires any Ownership Interest in the
Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any
Ownership Interest in the Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in the
     Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in the Class R
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership
     Interest in the Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

          (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a
Permitted Transferee and that it is not acquiring its Ownership Interest in the
Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

          (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificate.

          (iv) Any attempted or purported transfer of any Ownership Interest in the Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted
     Transferee shall, upon discovery that the registration of transfer of such
     Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the
     Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of the Class R Certificate that was in fact not a
     Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted
     Transferee.

                                      -106-

          (v) If any Person other than a Permitted Transferee acquires any
     Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Class R
     Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class R Certificate.
     The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its Affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Class R Certificate that is a Permitted
     Transferee, except that in the event that the Trustee determines that the
     Holder of the Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Class R Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any
     Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal
     Revenue Service, and to the persons specified in Sections 860E(e)(3) and
     (6) of the Code, information needed to compute the tax imposed under
     Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the
Certificate Registrar, in form and substance satisfactory to the Certificate
Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such
Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of
Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the

                                      -107-

Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          Section 5.04 Persons Deemed Owners.

          The Servicer, the Depositor, the NIMS Insurer, the Trustee, the
Certificate Registrar, any Paying Agent and any agent of the Servicer, the
Depositor, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the
Trustee may treat the Person, including a Depository, in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the NIMS Insurer, the
Trustee nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.05 Appointment of Paying Agent.

          The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to
Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee.
The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the
Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the
Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and
8.15 shall apply to the Paying Agent to the same extent as they apply to the
Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer, the NIMS Insurer and the Depositor,
such resignation to become effective upon appointment of a successor Paying
Agent.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

          Section 6.01 Liability of the Servicer and the Depositor.

          The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor

                                      -108-

shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 6.02 Merger or Consolidation of, or Assumption of the
Obligations of, the Servicer or the Depositor.

          Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the
Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or
Freddie Mac in good standing. The Depositor and the Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the
Mortgage Loans and to perform its respective duties under this Agreement.

          Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie
Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Offered Certificates and the Class B Certificates in effect immediately prior to such merger or consolidation shall not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the
Rating Agencies).

          Section 6.03 Limitation on Liability of the Servicer and Others.

          None of the Depositor, the Servicer, or any directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action, in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any liability which would otherwise be imposed by reason of any breach of representations or warranties made by such party herein or against any specific liability imposed on the Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability that would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its respective obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement

                                      -109-

or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective willful misfeasance, bad faith or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of the Servicer) a breach of the
Servicing Standard in the performance of its respective duties or by reason of reckless disregard of its respective obligations or duties hereunder or in the event the Originator is the Servicer or an Affiliate of the Servicer, a breach of the Originator's representations and warranties contained in the Originator
Mortgage Loan Purchase Agreement. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the
Trust or to be reimbursed therefor pursuant to Section 3.05(a) upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The
Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

          Section 6.04 Servicer Not to Resign.

          Subject to the provisions of Section 7.01 and Section 6.02, the
Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Depositor, Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the
NIMS Insurer; and (b) each Rating Agency shall have delivered a letter to the
Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

                                      -110-

          Section 6.05 Rights of the Depositor and Others in Respect of the
Servicer.

          The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the
Servicer's rights and obligations hereunder and access to officers of the
Servicer (and those of any such Sub-Servicer) responsible for such obligations.
Upon request, the Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS
Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's (or any such
Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor, the NIMS Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the
Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

          Section 6.06 Sub-Servicing Agreements Between the Servicer and
Sub-Servicers.

          (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any
Rating Agency of the ratings on any Class of Certificates and the NIMS Insurer shall have consented to such Sub-Servicing Agreement) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. The initial Sub-Servicer shall be AMC Mortgage Services, Inc.

          Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the
Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing
Agreement, (ii) an institution approved as a mortgage loan originator by the
Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 6.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.
The Servicer shall examine each Sub-Servicing Agreement and shall be familiar with the terms thereof. The terms of any Sub-Servicing Agreement shall

                                      -111-

not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing
Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting
Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 6.11, provisions relating to insurance in Section 3.12 or priority requirements of Sub-Servicing Accounts, or credits and charges to the
Sub-Servicing Accounts or the timing and amount of remittances by the
Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the
Trustee and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, the Servicer
(except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, . Such enforcement, including, without limitation, the legal prosecution of claims, termination of
Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the
Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          Section 6.07 Successor Sub-Servicers.

          The Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any
Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing
Agreement with a successor Sub-Servicer which qualifies under Section 6.06.

          Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a
Servicer Event of Termination).

                                      -112-

          Section 6.08 Liability of the Servicer.

          Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a
Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the
Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 6.09 No Contractual Relationship Between Sub-Servicers and the
NIMS Insurer, the Trustee or Certificateholders.

          Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the
Servicer alone, and the NIMS Insurer, the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in
Section 6.10. The Servicer shall be solely liable for all fees owed by it to any
Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          Section 6.10 Assumption or Termination of Sub-Servicing Agreements by
Trustee.

          In the event the Servicer shall for any reason no longer be the
Servicer (including termination due to a Servicer Event of Default), the Trustee or its designee shall thereupon assume (or cause its designee or the successor
Servicer for the Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
6.07. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to
Section 6.07, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the
Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

          The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each
Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on

                                      -113-

behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          Section 6.11 Sub-Servicing Accounts.

          In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing
Account"). The Sub-Servicing Account shall be an Eligible Account. The
Sub-Servicer shall deposit in the clearing account (which account must be an
Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing
Agreement, and shall thereafter deposit such amounts in the Sub-Servicing
Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this
Agreement, the Servicer shall be deemed to have received payments on the
Mortgage Loans when the Sub-Servicer receives such payments.

                                  ARTICLE VII

                                     DEFAULT

          Section 7.01 Servicer Events of Termination.

          (a) If any one of the following events ("Servicer Events of
Termination") shall occur and be continuing:

          (i) The failure by the Servicer to make any Advance on any Servicer
     Remittance Date required to be made from its own funds pursuant to Section
     4.03 which continues unremedied until 12:00 p.m. New York time on the
     Business Day immediately following the Servicer Remittance Date; or

          (ii) Any other failure by the Servicer to deposit in the Collection
     Accounts or remit to the Trustee for deposit in the Distribution Account any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of one Business Day after the first date on which written notice of such failure is given to the
     Servicer; or

          (iii) The failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the
     Servicer as set forth in this Agreement, which failure continues unremedied for a period of 45 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the
     Servicer by the Trustee or the NIMS Insurer or by any Holder of a Regular
     Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                                      -114-

          (iv) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (v) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) Any reduction, withdrawal or qualification of the servicer rating of Servicer by any Rating Agency which results in the inability of Servicer to act as a primary or special servicer for any mortgage-backed or asset-basked transaction rated or to be rated by any Rating Agency; or

          (vii) Any failure by the Servicer of the Servicer Termination Test.

          Then, and in each and every such case, so long as a Servicer Event of
Termination shall not have been remedied within the applicable grace period, (x)
with respect solely to clause (i)above, if such Advance is not made by 12:00
P.M., New York time, on the Business Day immediately following the Servicer
Remittance Date, the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee as successor servicer, or another successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor servicer and (y) in the case of clause (ii), (iii), (iv), (v),
(vi) and (vii) above, the Trustee shall, by notice in writing to the Servicer, at the direction of the NIMS Insurer or Holders of each Class of Regular
Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by
Holders of Certificates), terminate all of the rights and obligations of the
Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the NIMS Insurer and the Depositor. On or
after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage
Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section
7.02; and, without limitation, the Trustee as successor servicer or another successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and
Related Documents or otherwise. The Servicer agrees, at its sole cost and expense, to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the

                                      -115-

responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer)
of all documents and records requested by it to enable it to assume the
Servicer's functions under this Agreement within ten Business Days subsequent to such notice from the Trustee, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the
Servicer and to be deposited by it in the Collection Accounts, the Distribution
Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the
Mortgage Loans or any REO Property received by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this
Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer
Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Trustee of any such event and such notice references the Certificates, or this Agreement.

          The Trustee shall be entitled to be reimbursed by the Servicer (or by the Trust Fund if the Servicer is unable or fails to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the
Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively..

          Section 7.02 Trustee to Act; Appointment of Successor.

          (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the
Servicer by the terms and provisions hereof arising on and after its succession.
As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $30,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies and that, in the case of a successor servicer appointed by the Trustee, such successor servicer is reasonably acceptable to the NIMS
Insurer. Pending appointment of a successor to the Servicer hereunder,

                                      -116-

unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the
Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the
Servicing Fee). The successor servicer shall be entitled to withdraw from the
Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the
Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) If the Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the
Certificates and this Agreement (for purposes of this Section 7.02(b), a
"Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed
Funds to the Trustee or the deposit thereof in the Distribution Account by the
Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment shall not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution
Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

          (c) If the Servicer is terminated pursuant to Section 7.01, then the successor Servicer shall not be permitted to reimburse itself directly for
Advances or Servicing Advances under Section 3.05(b), Section 3.05(c) or Section
3.05(d) if the Servicer has not been fully reimbursed for its Advances and
Servicing Advances, but instead the successor Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section
3.04(b) to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Servicer (or the related Advancing Person in accordance with Section
3.33) and the successor Servicer, as

                                      -117-

applicable, reimbursements for Advances and Servicing Advances from the
Distribution Account to the same extent each such Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(b), Section 3.05(c) or Section 3.05(d), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this
Agreement shall be deemed made and shall be reimbursed on a "first in-first out"
(FIFO) basis. At such time as the Servicer (or related Advancing Person) has been reimbursed for all Advances and Servicing Advances made by it, the successor Servicer shall no longer be required to remit in accordance with the first sentence of this Section 7.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with Section
3.05(b), Section 3.05(c) or Section 3.05(d).

          (d) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a
Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

          Section 7.03 Waiver of Defaults.

          The Holders of Certificates entitled to at least 66 2/3% of the Voting
Rights allocated to the Classes of Certificates affected by a Servicer Event of
Termination may, on behalf of all Certificateholders, and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer
Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 7.04 Notification to Certificateholders.

          (a) On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

          (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a
Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of such an event, the
Trustee shall transmit by mail to the NIMS Insurer and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating
Agencies promptly after any such occurrence.

                                      -118-

          Section 7.05 Survivability of Servicer Liabilities.

          Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

          Section 8.01 Duties of Trustee.

          The Trustee, prior to the occurrence of a Servicer Event of
Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that the
Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the NIMS Insurer or the Depositor
hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the
Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                                      -119-

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority
     Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of
     Termination unless a Responsible Officer of the Trustee at the Corporate
     Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the NIMS Insurer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

          The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by any third party as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the
Trustee at its Corporate Trust Office; (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the
Trustee to make a determination that the real property to which such document relates to is a Mortgaged Property.

                                      -120-

          Section 8.02 Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

          (a) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) the Trustee may consult with counsel and any advice or Opinion of
Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this
Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority
Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (f) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section
7.02;

                                      -121-

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care;

          (h) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

          (i) in order to comply with its duties under the USA Patriot Act of
2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

          Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any
Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Accounts by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any
Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity;
the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor;
any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation

                                      -122-

to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

          Section 8.04 Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the
Servicer, the Depositor or their respective Affiliates.

          Section 8.05 Trustee Fees and Expenses.

          The Trustee shall be entitled to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trust shall reimburse the Trustee for all reasonable expenses and disbursements incurred or made by the Trustee, and for any advances made as successor servicer, in accordance with any of the provisions of this
Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ)
except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the
Certificates, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder and (ii) to the extent such indemnification is required to be provided by the Servicer pursuant to Section
3.26. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever
(including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          Section 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "BBB" by Fitch and S&P and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial

                                      -123-

Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07 Resignation or Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the
Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee. If the Depositor or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor or the NIMS Insurer, as the case may be, shall promptly appoint a successor Trustee (reasonably acceptable to the
NIMS Insurer if appointed by the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

          The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee by written instrument or instruments delivered to the
Servicer, the Depositor, the NIMS Insurer and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee reasonably acceptable to the NIMS Insurer in accordance with this Section.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

          Section 8.08 Successor Trustee.

          Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Rating
Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with

                                      -124-

all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

          Section 8.09 Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the
Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the
Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the
Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer
and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor
Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

                                      -125-

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly
     (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the
Depositor, the NIMS Insurer, the Rating Agencies and the Servicer.

          Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 8.11 Limitation of Liability.

          The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                                      -126-

          Section 8.12 Trustee May Enforce Claims Without Possession of
Certificates.

          (a) All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all
Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

          (b) The Trustee shall afford the Depositor, the Servicer, the NIMS
Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the
Servicer, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicer, the NIMS Insurer and the
Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 8.13 Suits for Enforcement.

          In case a Servicer Event of Termination or other default by the
Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the
Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the
Certificateholders.

          Section 8.14 Waiver of Bond Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section 8.15 Waiver of Inventory, Accounting and Appraisal
Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                      -127-

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

          Section 9.01 REMIC Administration.

          (a) The Trustee shall make or cause to be made REMIC elections for each of REMIC 1 and REMIC 2 as set forth in the Preliminary Statement on Forms
1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. In addition, the Trustee shall request a taxpayer identification number on IRS Form SS-4 for each REMIC and file IRS Form 8811 for each such REMIC within 30 days of the Closing Date. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

          (b) The Closing Date is hereby designated as the "Startup Day" of each
REMIC within the meaning of section 860G(a)(9) of the Code.

          (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities
(including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i)
above from the Trust.

          (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (e) The Holder of the Class R Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC.
The Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC
Provisions, or other such guidance, the Trustee, as agent for the Tax Matters
Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (f) The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist

                                      -128-

each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of the Class R Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take
(or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger or cause the loss of the status of such REMIC as a REMIC or (ii) result in the imposition of any tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC
Event") unless the Trustee, the NIMS Insurer and the Servicer have received an
Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R Certificate will consult with the Trustee, the NIMS Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an
Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

          (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon.
To the extent that such REMIC taxes are not paid by the Class R
Certificateholder, the Trustee shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R Certificate or, if
no such amounts are available, out of other amounts held in the Distribution
Account, and shall reduce amounts otherwise payable to Holders of the
Certificates.

          (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

          (i) No additional contributions of assets shall be made to any REMIC.

          (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

          (k) The Trustee shall treat (i) the rights of the Class A-1A
Certificates to receive Cap Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Class A-1A Certificates and (ii) the rights of the Class CE Certificates under the Yield Maintenance Agreement in accordance with the respective terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Trustee shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph and Section 3.04(g) are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i)
for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation.
On each Distribution Date, to the extent the Class A-1A Certificates receive interest in excess of their Certificate Interest Rate, such

                                      -129-

interest will be treated as distributed to the Class CE Certificates, together with any amounts deposited in the Reserve Account in respect of the Yield
Maintenance Agreement and then paid to the Class A-1A Certificates pursuant to the related interest rate cap agreement.

          Section 9.02 Prohibited Transactions and Activities.

          None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the
Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this
Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this
Agreement or (v) an optional purchase by the Servicer pursuant to Section 3.16 of this Agreement, nor acquire any assets for any REMIC constituting part of the
Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the
Trust Fund after the Closing Date, unless such party and the NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale or disposition) that such disposition, acquisition or acceptance will not (a)
affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Class R Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

          Section 9.03 Indemnification with Respect to Certain Taxes and Loss of
REMIC Status.

          In the event that any REMIC formed hereunder fails to qualify as a
REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due to the negligent performance by (i) the Servicer of its duties and obligations set forth herein or is subject to any state or local taxes based on the location of the Servicer, the Servicer shall indemnify the Holder of the
Class R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the
Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate,
as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Servicer has relied or (ii)
the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the Class R Certificates against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the
Servicer, the Depositor or the Holder of the Class R Certificates, as
applicable, nor for any such Losses resulting from misinformation provided the
Holder of the Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity.
Notwithstanding the foregoing, however, in no event shall the Servicer or the
Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer

                                      -130-

or the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          Section 9.04 REO Property.

          (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this
Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any
REO Property which might cause such REO Property to fail to qualify as
"foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets"
within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the
Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

          (b) The Servicer shall make reasonable efforts to sell any REO
Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the
Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the
Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any
REMIC constituting part of the Trust Fund. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO
Property within 33 months after its acquisition by the Trust Fund or if the
Servicer has received such an extension, and the Servicer is unable to sell the
REO Property within the period ending three months before the close of the
Extended Period, the Servicer shall, before the end of the applicable period,
(i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO
Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

          Section 9.05 Grantor Trust Administration.

          The parties intend that the portions of the Trust Fund consisting of the right of the Class P Certificates to receive Servicer Prepayment Charge
Payment Amounts, the right of the Class A-1A Certificates to receive Cap
Carryover Amounts, the Reserve Account and the right of the Class CE
Certificates to receive Yield Maintenance Agreement Payments subject to the obligation of the Class CE Certificates to pay Cap Carryover Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with

                                      -131-

this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (i) to the Holders of the Class A-1A Certificates, (ii) to
the Holders of the Class P Certificates and (iii) to the Holder of the Class CE
Certificates and shall file or cause to be filed with the Internal Revenue
Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the
Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

          Section 10.01 Termination.

          (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to
Certificateholders after the final Distribution Date and the obligation of the
Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a
NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE
Certificateholders (or if such holder is the Seller, or an affiliate of the
Seller, the Servicer of the Mortgage Loans) as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of
Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James, living on the date hereof.

          The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS
Insurer, the Majority Class CE Certificateholders (and, if such holder is the
Seller or an affiliate of the Seller, the Servicer of the Mortgage Loans) may,
at its option, terminate the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the Cut-off Date Aggregate Principal Balance by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the
Collection Period preceding the final Distribution Date plus unreimbursed
Servicing Advances, Advances and any unpaid Servicing Fees allocable to such
Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the
"Termination Price"). If the NIMS Insurer or the Majority Class CE
Certificateholders (or, if the Majority Class CE Certificateholder is the Seller
or an affiliate of the Seller, the Servicer) is subject to regulation by the
Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the
Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement
Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

                                      -132-

          In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the
Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

          Any such purchase shall be accomplished by delivery on the
Determination Date before such Distribution Date of the Termination Price to the
Trustee for deposit into the Distribution Account as part of Available Funds.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the
Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the
Trustee upon the Trustee receiving notice of such date from the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the
Certificates at the office or agency of the Trustee therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such
Distribution Date, the Trustee shall notify the Originator and the Seller of the amount of any unpaid Reimbursement Amount owed to the Trust.

          (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the
Distribution Date for such final distribution, in proportion to the Percentage
Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

          (d) In the event that all Certificateholders shall not surrender their
Certificates for final payment and cancellation on or before such final
Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Class R Certificateholder for payment.

                                      -133-

          Section 10.02 Additional Termination Requirements.

          (a) In the event that the NIMS Insurer, the Majority Class CE
Certificateholders or the Servicer, as applicable, exercises the purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not cause an Adverse REMIC
Event to occur at any time that any Certificates are outstanding:

          (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1 and REMIC 2 and shall specify such date in a statement attached to the final federal income tax return of each REMIC, which such statement shall constitute a plan of liquidation for each such
     REMIC pursuant to Treasury Regulation Section 1.860F-1;

          (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class CE Certificateholders or
     the Servicer, as applicable, for cash; and

          (iii) At the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the
     Holders of each of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class
     A-4, Class A-5 and Class A-6 Certificates, pro rata and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
     Class B-1 and Class B-2 Certificates, the related Certificate Principal
     Balance, as applicable, plus one month's interest thereon at the applicable
     Certificate Interest Rate, (B) to the Class CE Certificates, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining Regular Certificates and/or REMIC 1 Regular
     Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney-in-fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          Section 11.01 Amendment.

          This Agreement may be amended from time to time by the Depositor, the
Servicer and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus

                                      -134-

Supplement or Private Placement Memorandum, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iv) to comply with any requirements imposed by the Code or (v) to provide for the rights of the
NIMS Insurer; provided, however, that any such action listed in clause (iii)
above shall not adversely affect in any respect the interests of any
Certificateholder, as evidenced by (i) notice in writing to the Depositor, the
Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of
Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of
Counsel delivered to the Servicer and the Trustee.

          In addition, this Agreement may be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates;
provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such
Class evidencing at least a 662/3% Percentage Interest in such Class, or (z)
reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating
Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the
Trustee's own rights, duties or immunities under this Agreement.

          Notwithstanding any provision of this Agreement to the contrary, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this
Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in an Adverse REMIC Event at any time that any
Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

          Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such
Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment;
instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                                      -135-

          Section 11.02 Recordation of Agreement; Counterparts.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer at the expense of the Trust, but only upon direction of
Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          Section 11.03 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii)
otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of
Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of
Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and

                                      -136-

for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04 Governing Law; Jurisdiction.

          This Agreement shall be construed in accordance with the laws of the
State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United
States District Court located in the Borough of Manhattan in The City of New
York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

          Section 11.05 Notices.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew
Place, Santa Ana, California 92705, Attention: Trust Administration - BA05AQ1,
or such other address as may hereafter be furnished to the Depositor, the NIMS
Insurer and the Servicer in writing by the Trustee, (b) in the case of the
Depositor, Asset Backed Funding Corporation, 100 North Tryon Street, 11th Floor,
Charlotte, North Carolina 28255, Attention: ABFC 2005-AQ1 Trust, Asset-Backed
Certificates, Series 2005-AQ1, or such other address as may be furnished to the
Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (c) in the case of the Servicer, Ameriquest Mortgage Company, 1100 Town & Country Road,
11th Floor, Orange, California 92868, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor, the NIMS Insurer and the
Trustee by the Servicer in writing and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a
Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any
Servicer Event of Termination shall be given by telecopy and by certified mail.
Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the
Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

          Section 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements,

                                      -137-

provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the
Certificates or the rights of the Holders thereof.

          Section 11.07 Article and Section References.

          All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          Section 11.08 Notice to the Rating Agencies and the NIMS Insurer.

          (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible
Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account;

          (vi) if the Trustee is acting as successor servicer pursuant to
     Section 7.02 hereof, any event that would result in the inability of the
     Trustee to make Advances; and

          (vii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

          (viii) In addition, the Servicer shall promptly furnish to each Rating
     Agency copies of the following:

          (A) each annual statement as to compliance described in Section 3.19 hereof; and

          (B) each annual independent public accountants' servicing report described in Section 3.20 hereof.

          Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to: Fitch
Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing
Director, Residential Mortgage-Backed Securities; Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor,

                                      -138-

New York, New York 10041, Attention: Mortgage Surveillance Group and the NIMS
Insurer, at the address to be provided by the Depositor.

          Section 11.09 Further Assurances.

          Notwithstanding any other provision of this Agreement, neither the
Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses
(including reasonable attorneys' fees) to be incurred in connection therewith.

          Section 11.10 Third Party Beneficiary.

          Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          The NIMS Insurer shall be deemed a third-party beneficiary of this
Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

          Section 11.11 Acts of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the
Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the

                                      -139-

Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                        [Signatures follow on next page]

                                      -140-

          IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                               ASSET BACKED FUNDING CORPORATION,
                                               as Depositor

                                               By:  /s/ Bruce W. Good
                                                   -----------------------------
                                                   Name: Bruce W. Good
                                                   Title: Vice President

                                               AMERIQUEST MORTGAGE COMPANY, as
                                               Servicer

                                               By:  /s/ Karen Christensen
                                                   -----------------------------
                                                   Name: Karen Christensen
                                                   Title: CFO

                                               DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Trustee

                                               By:  /s/ Hang Luu
                                                   -----------------------------
                                                   Name: Hang Luu
                                                   Title: Authorized Signer

                                               By: /s/ Ronaldo Reyes
                                                   -----------------------------
                                                   Name: Ronaldo Reyes
                                                   Title: Vice President

STATE OF NORTH CAROLINA )
                        ) ss.:

COUNTY OF MECKLENBURG   )

          On the 7th day of June 2005 before me, a notary public in and for said
State, personally appeared Bruce W. Good, known to me to be a Vice President of
Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           Notary Public: Stephanie M. Siejka

                                           My Commission expires: Dec. 15, 2007

STATE OF CALIFORNIA )
                    ) ss.:
COUNTY OF ORANGE    )

          On the 7th day of June 2005 before me, a notary public in and for said
State, personally appeared Hang Luu, known to me to be an Authorized Signer of
Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             Notary Public: Manuel Rivas

                                             My Commission expires: Dec. 9, 2008

STATE OF CALIFORNIA )
                    ) ss.:
COUNTY OF ORANGE    )

          On the 7th day of June 2005 before me, a notary public in and for said
State, personally appeared Ronaldo Reyes, known to me to be a Vice President of
Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             Notary Public: Manuel Rivas

                                             My Commission expires: Dec. 9, 2008

STATE OF CALIFORNIA )
                    ) ss.:
COUNTY OF ORANGE    )

          On the 7th day of June 2005 before me, a notary public in and for said
State, personally appeared Karen Christensen, known to me to be the Chief
Financial Officer of Ameriquest Mortgage Company, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             Notary Public: Michele E. Negrete

                                             My Commission expires: Oct. 4, 2008

                                  EXHIBIT A-1A

                      [FORM OF THE CLASS A-1A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                     A-1A-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-1A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-1A

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date:  July 25, 2005

No.

CUSIP: 04542B MP 4

ISIN: US04542BMP49

Original Class Certificate Principal Balance of the Class A-1A Certificates as
of the Closing Date: $103,638,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-1A Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-1A-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Business Day immediately preceding such
Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of Class
A-1A Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-1A Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1A
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-1A Certificates for each
Distribution Date will be the least of (i) One-Month LIBOR as of the related
LIBOR Determination Date plus the Class A-1A Certificate Margin, (ii) the
Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-1A
Certificates during each Interest Accrual Period at the Certificate Interest
Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1A Certificates.

          The Class A-1A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this

                                     A-1A-3

Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                     A-1A-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-1A-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                     A-1A-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN - as joint tenants with right
         of survivorship and not as                          ___________________
         tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     A-1A-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________________, account number ________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                     A-1A-8

                                  EXHIBIT A-1B

                      [FORM OF THE CLASS A-1B CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                     A-1B-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-1B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-1B

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B NB 4

ISIN: US04542NB44

Original Class Certificate Principal Balance of the Class A-1B Certificates as
of the Closing Date: $100,000,000

Initial Certificate Principal Balance: $[___]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-1B Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-1B-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1B Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1B
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-1B Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 4.250% and
(ii) the Pool Cap. Interest will accrue on the Class A-1B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1B Certificates.

          The Class A-1B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                     A-1B-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-1B-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-1B-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                     A-1B-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN - as joint tenants with right
         of survivorship and not as                          ___________________
         tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                     A-1B-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________, account number ____________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                     A-1B-8

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-2-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-2

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MQ 2

ISIN: US04542BMQ22

Original Class Certificate Principal Balance of the Class A-2 Certificates as of
the Closing Date: $206,669,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-2-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-2 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 4.300% and
(ii) the Pool Cap. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

          The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                      A-2-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-2-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      A-2-6

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

        Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      A-2-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.

                                      A-2-8

                                   EXHIBIT A-3

                       [FORM OF THE CLASS A-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-3-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-3

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MR 0

ISIN: US04542BMR05

Original Class Certificate Principal Balance of the Class A-3 Certificates as of
the Closing Date: $42,406,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-3-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-3 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 4.420% and
(ii) the Pool Cap. Interest will accrue on the Class A-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3 Certificates.

          The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                      A-3-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-3-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-3-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Trustee

                                        By:
                                            -----------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Certificate Registrar

                                        By:
                                            -----------------------------------
                                            Authorized Signatory

Date of authentication:

                                      A-3-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      A-3-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-8

                                   EXHIBIT A-4

                       [FORM OF THE CLASS A-4 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-4-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-4

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MS 8

ISIN: US04542BMS87

Original Class Certificate Principal Balance of the Class A-4 Certificates as of
the Closing Date: $165,805,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-4-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-4
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-4 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.010% and
(ii) the Pool Cap. Interest will accrue on the Class A-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-4 Certificates.

          The Class A-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                      A-4-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-4-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Trustee

                                        By:
                                            -----------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Certificate Registrar

                                        By:
                                            -----------------------------------
                                            Authorized Signatory

Date of authentication:

                                      A-4-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      A-4-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________, account number __________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.

                                      A-4-8

                                   EXHIBIT A-5

                       [FORM OF THE CLASS A-5 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-5-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-5

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MT 6

ISIN: US04542BMT60

Original Class Certificate Principal Balance of the Class A-5 Certificates as of
the Closing Date: $52,291,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-5-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-5 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-5
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-5 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.320% and
(ii) the Pool Cap. Interest will accrue on the Class A-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-5 Certificates.

          The Class A-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                      A-5-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-5-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-5-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      A-5-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-5-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________, account number ______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or _________________________________________, as its agent.

                                      A-5-8

                                   EXHIBIT A-6

                       [FORM OF THE CLASS A-6 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

                                      A-6-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS A-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class A-6

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MU 3

ISIN: US04542BMU34

Original Class Certificate Principal Balance of the Class A-6 Certificates as of
the Closing Date: $74,534,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class A-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-6-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-6 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-6
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class A-6 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 4.780% and
(ii) the Pool Cap. Interest will accrue on the Class A-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-6 Certificates.

          The Class A-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement

                                      A-6-3

also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-6-4

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-6-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      A-6-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-6-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      A-6-8

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-1 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-1-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-1

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MV 1

ISIN: US04542BMV17

Original Class Certificate Principal Balance of the Class M-1 Certificates as of
the Closing Date: $36,818,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-1-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-1 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.240% and
(ii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

          The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this

                                      B-1-3

Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-1-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-1-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            -------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Certificate Registrar

                                        By:
                                            -------------------------------
                                            Authorized Signatory

Date of authentication:

                                      B-1-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      B-1-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of _____________________________, account number ______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      B-1-8

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS
M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-2 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-2-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-2

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MW 9

ISIN: US04542BMW99

Original Class Certificate Principal Balance of the Class M-2 Certificates as of
the Closing Date: $13,499,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-2-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-2 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.440% and
(ii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

          The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates and Class M-1 Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this

                                      B-2-3

Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-2-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Trustee

                                            By:
                                                --------------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Certificate Registrar

                                            By:
                                                --------------------------------
                                                Authorized Signatory

Date of authentication:

                                      B-2-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      B-2-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of __________________________, account number _________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ___________________________________, as its agent.

                                      B-2-8

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1
AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-3 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-3-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-3

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MX 7

ISIN: US04542BMX72

Original Class Certificate Principal Balance of the Class M-3 Certificates as of
the Closing Date: $3,273,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-3-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-3 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.740% and
(ii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

          The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificates and Class M-2 Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-3-3

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-3-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-3-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Trustee

                                      By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Certificate Registrar

                                      By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                      B-3-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      B-3-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________________, account number ________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ___________________________________, as its agent.

                                      B-3-8

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-4 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-4-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-4

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MY 5

ISIN: US04542BMY55

Original Class Certificate Principal Balance of the Class M-4 Certificates as of
the Closing Date: $2,863,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-4-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-4 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.750% and
(ii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

          The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3
Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-4-3

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-4-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Trustee

                                      By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Certificate Registrar

                                      By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                      B-4-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
 _______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee)  ____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                      B-4-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ___________________________________, as its agent.

                                      B-4-8

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-5 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-5-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-5

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MZ 2

ISIN: US04542BMZ21

Original Class Certificate Principal Balance of the Class M-5 Certificates as of
the Closing Date: $2,864,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-5-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-5 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.750% and
(ii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

          The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3
Certificates and Class M-4 Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-5-3

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-5-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-5-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      B-5-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         ___________________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      B-5-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ______________________________, account number _____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      B-5-8

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THE CLASS M-6 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE
TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA
AND THE CODE APPLIES.

                                      B-6-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class M-6

Certificate Interest Rate: Fixed

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B NA 6

ISIN: US04542BNA60

Original Class Certificate Principal Balance of the Class M-6 Certificates as of
the Closing Date: $3,273,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-6-2

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class M-6 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.750% and
(ii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

          The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates and Class M-5 Certificates as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-6-3

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

                                      B-6-4

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-6-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      B-6-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         ___________________
          tenants in common                                       (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                      B-6-7

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ______________________________, account number _____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      B-6-8

                                   EXHIBIT B-7

                         [FORM OF CLASS B-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, AND CLASS M-6 CERTIFICATES AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THIS CLASS B-1 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

EACH PURCHASER OF A CLASS B-1 CERTIFICATE WILL BE DEEMED TO REPRESENT AND
WARRANT BY VIRTUE OF ITS ACCEPTANCE OF SUCH NOTE OR INTEREST THEREIN EITHER THAT
IT (I) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY MATERIALLY
SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW"),
THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A
PERSON USING THE ASSETS OF ANY SUCH PLAN OR (II) IS AN INSURANCE COMPANY WHICH
IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN

                                      B-7-1

"INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AND THAT THE
PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III
OF PTCE 95-60.

                                      B-7-2

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS B-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class B-1

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MM 1

ISIN: US04542BMM18

Original Class Certificate Principal Balance of the Class B-1 Certificates as of
the Closing Date: $3,272,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class B-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-7-3

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-1
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class B-1 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.750% and
(ii) the Pool Cap. Interest will accrue on the Class B-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-1 Certificates.

          The Class B-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  This certificate is subordinated in right of payment to the
Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates, Class M-5 Certificates, and Class M-6
Certificates, as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-7-4

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J, or (ii) in the case of any other transfer, that the
Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any

                                      B-7-5

such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and
the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-7-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                         DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                            as Trustee

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                         DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                            as Certificate Registrar

                                         By:
                                             -----------------------------------
                                             Authorized Signatory

Date of authentication:

                                      B-7-7

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         ___________________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                                      B-7-8

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ______________________________, account number _____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      B-7-9

                                   EXHIBIT B-8

                         [FORM OF CLASS B-2 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1,
CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS B-1 CERTIFICATES
AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

THIS CLASS B-2 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

EACH PURCHASER OF A CLASS B-2 CERTIFICATE WILL BE DEEMED TO REPRESENT AND
WARRANT BY VIRTUE OF ITS ACCEPTANCE OF SUCH NOTE OR INTEREST THEREIN EITHER THAT
IT (I) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY MATERIALLY
SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW"),
THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A
PERSON USING THE ASSETS OF ANY SUCH PLAN OR (II) IS AN INSURANCE COMPANY WHICH
IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN

                                      B-8-1

"INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AND THAT THE
PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III
OF PTCE 95-60.

                                      B-8-2

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                           SERIES 2005-AQ1, CLASS B-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class B-2

Certificate Interest Rate: Floating

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

CUSIP: 04542B MN 9

ISIN: US04542BMN90

Original Class Certificate Principal Balance of the Class B-2 Certificates as of
the Closing Date: $3,682,000

Initial Certificate Principal Balance: $[__]

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _________________ is the registered owner of a
Percentage Interest (obtained by dividing the Initial Certificate Principal
Balance of this Certificate by the Original Class Certificate Principal Balance
of the Class B-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Asset Backed Funding Corporation (hereinafter called the
"Depositor," which term includes any successor entity under the Agreement), the
Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      B-8-3

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date") from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-2
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Certificate Interest Rate for the Class B-2 Certificates for each
Distribution Date will be a per annum rate equal to the lesser of (i) 5.750% and
(ii) the Pool Cap. Interest will accrue on the Class B-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-2 Certificates.

          The Class B-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A
Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3
Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6
Certificates and Class B-1 Certificates, as described in the Agreement referred to herein.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to

                                      B-8-4

the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the
Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J, or (ii) in the case of any other transfer, that the
Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any

                                      B-8-5

such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and
the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-8-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication:

                                      B-8-7

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to _____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      B-8-8

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      B-8-9

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR
INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND
CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS
SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED
IN THE POOLING AND SERVICING AGREEMENT.

                                      C-1-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                            SERIES 2005-AQ1, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class CE

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

Percentage Interest: 100%

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET
     BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR
     AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR
     INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation
(hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately

                                      C-1-2

available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five
Business Days prior to the Record Date immediately prior to such Distribution
Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate
Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are

                                      C-1-3

exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan except as provided in the Pooling and Servicing Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the

                                      C-1-4

Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii)
the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the
Trust Fund all Mortgage Loans and all property acquired in respect of any
Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate
Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      C-1-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

Dated:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                           Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                      C-1-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                              (State)
          tenants in common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) _____________________________________________
a Percentage Interest equal to _____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      C-1-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      C-1-8

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
PROPERTY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED
IN THE POOLING AND SERVICING AGREEMENT.

                                      C-2-1

                               ABFC 2005-AQ1 TRUST
                            ASSET-BACKED CERTIFICATES
                            SERIES 2005-AQ1, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class P

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date: July 25, 2005

No.

Original Class Certificate Principal Balance of the Class P Certificates as of
the Closing Date: $100

Initial Certificate Principal Balance: $100

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET
     BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR
     AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR
     INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from Prepayment Charges, Originator Prepayment Charge Payment Amounts
and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an
amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to

                                      C-2-2

be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P
Certificates, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class P Certificates are limited in right of payment to Prepayment
Charges received on the Mortgage Loans, Originator Prepayment Charge Payment
Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in

                                      C-2-3

authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the

                                      C-2-4

Depositor, the Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      C-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                              as Trustee

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

Dated:

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                              as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Signatory

                                      C-2-6

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         ___________________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                      C-2-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      C-2-8

                                  EXHIBIT C-3

                         [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL
INTEREST" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS
SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT
SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES
NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS
OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE
CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY
STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY
INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION
521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE
CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY
SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING

                                      C-3-1

HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A
DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE
ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN
ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED
TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY
TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A
DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH
REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND
SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE
HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS
PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

                                      C-3-2

                              ABFC 2005-AQ1 TRUST
                           ASSET-BACKED CERTIFICATES
                            SERIES 2005-AQ1, CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2005-AQ1, Class R

Date of Pooling and Servicing Agreement and Cut-off Date: June 1, 2005

First Distribution Date:  July 25, 2005

No.

Percentage Interest: 100%

Servicer: Ameriquest Mortgage Company

Trustee: Deutsche Bank National Trust Company

Closing Date: June 7, 2005

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED
FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS
CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES.

          This certifies that _______________________ is the registered owner of
100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Asset
Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record
Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date

                                      C-3-3

immediately prior to such Distribution Date and is the registered owner of Class
R Certificate, or by check mailed by first class mail to the address of the
Person entitled thereto, as such name and address shall appear on the
Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC 2005-AQ1 Trust, Asset-Backed Certificates, of the Series
specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      C-3-4

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such
Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as two separate REMICs or cause the imposition of a tax upon the Trust.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar
and any agent of the Depositor, the Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the
Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                                      C-3-5

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust
Fund of all Mortgage Loans and all property acquired in respect of such Mortgage
Loans. The Agreement permits, but does not require, the party designated in the
Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Pool
Balance of the Mortgage Loans at the time of purchase being 10% or less of the
Cut-off Date Aggregate Principal Balance.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      C-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                              as Trustee

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is the one of the Certificates referred to in the
within-mentioned Agreement.

Dated:

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                              as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Signatory

                                      C-3-7

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         ___________________
          tenants in common                                        (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee)______________________________________________
a Percentage Interest equal to _____% evidenced by the within asset-backed
Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new
Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      C-3-8

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                      C-3-9

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                       D-1

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:  Deutsche Bank National Trust Company
     1761 East St. Andrew Place
     Santa Ana, California 92705
     Attention: Trust Administration - BA05Q1

     Re:  Pooling and Servicing Agreement dated as of June 1, 2005 among Asset
          Backed Funding Corporation, as depositor, Ameriquest Mortgage Company, as Servicer, and Deutsche Bank National Trust Company, as trustee

          All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

          In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan
described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1.  Mortgage Paid in Full

_____ 2.  Foreclosure

_____ 3.  Substitution

_____ 4.  Other Liquidation (Repurchases, etc.)

_____ 5.  Nonliquidation       Reason:
                                       -----------------------------

                               By:
                                   ---------------------------------
                                   (authorized signer)

                               Issuer:
                                       -----------------------------

                               Address:
                                        ----------------------------

                               -------------------------------------

                               Date:
                                     -------------------------------

                                       E-1

Custodian

Deutsche Bank National Trust Company

          Please acknowledge the execution of the above request by your signature and date below, if requested:

---------------------------------------   --------------------------
               Signature                  Date

Documents returned to Custodian:

---------------------------------------   --------------------------
               Custodian                  Date

                                       E-2

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                                __________, 20__

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Ameriquest Mortgage Company
1100 Town and Country Road, Suite 1100
Orange, California 92868

          Re:   ABFC 2005-AQ1 Trust,
                Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          The undersigned, as Trustee, hereby certifies that, as except as noted
on the schedule of exceptions attached hereto as Schedule A, as to each Mortgage
Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the
Mortgage Files and has determined that (i) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the
Pooling and Servicing Agreement, dated as of June 1, 2005, among Asset Backed
Funding Corporation, as depositor, Ameriquest Mortgage Company, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Trustee, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (iii) each Mortgage Note has been endorsed as provided in Section 2.01(a) of the Agreement and each Mortgage has been assigned in accordance with Section 2.01(c) and (d) of the Agreement and (iv) based on its examination of the documents in the Mortgage File and only as to such documents, the Mortgage Loan information corresponding to items 1, 2,
12, 13, 14 and 17 of the definition of Mortgage Loan Schedule accurately reflects information set forth in the related Mortgage File. The Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the
collectability, insurability, effectiveness or suitability of any such Mortgage
Loan.

          This Initial Certification is not divisible or negotiable.

The Trustee will accept and act on instructions with respect to the Mortgage
Loans subject hereto upon surrender of this Initial Certification at its office at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration - BA05Q1.

                                      F-1-1

          Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY,as Trustee

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                       E-2

                      SCHEDULE A - TO INITIAL CERTIFICATION

                                   EXCEPTIONS

                                       E-3

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                                    June 7, 2005

Asset Backed Funding Corporation
214 North Tryon Street, 21st Floor
Charlotte, North Carolina 28255

Ameriquest Mortgage Company
1100 Town and Country Road, Suite 1100
Orange, California 92868
Attention: General Counsel

          Re:   ABFC 2005-AQ1 Trust,
                Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          The undersigned, as Trustee, hereby certifies that, as except as noted
on the schedule of exceptions attached hereto as Schedule A, as to each Mortgage
Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the
Mortgage Files and has determined that (i) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the
Pooling and Servicing Agreement, dated as of June 1, 2005, among Asset Backed
Funding Corporation, as depositor, Ameriquest Mortgage Company, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Trustee, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (iii) each Mortgage Note has been endorsed as provided in Section 2.01(a) of the Agreement and each Mortgage has been assigned in accordance with Sections 2.01(c) and (d) of the Agreement and (iv) based on its examination of the documents in the Mortgage File and only as to such documents, the Mortgage Loan information corresponding to items 1, 2,
12, 13, 14 and 17 of the definition of Mortgage Loan Schedule accurately reflects information set forth in the related Mortgage File. The Trustee makes no representations as to (x) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          This Final Certification is not divisible or negotiable.

          The Trustee will accept and act on instructions with respect to the
Mortgage Loans subject hereto upon surrender of this Final Certification at its office at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration - BA05Q1.

                                      F-2-1

          Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                      F-2-2

                       SCHEDULE A - TO FINAL CERTIFICATION

                                   EXCEPTIONS

                                      F-2-3

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255

     Re:   ABFC 2005-AQ1 Trust,
           Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of June 1, 2005, among Asset Backed Funding Corporation, as depositor,
Ameriquest Mortgage Company, as Servicer, and Deutsche Bank National Trust
Company, as trustee, we hereby acknowledge the receipt of the original Mortgage
Note, or, with respect to any lost Mortgage Note, an original Lost Note
Affidavit, together with a copy of the related Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                            DEUTSCHE BANK NATIONAL TRUST
                                               COMPANY, as Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      F-3-1

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                             (ON FILE WITH TRUSTEE)

                                       G-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

          Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is ______________________ of ______________________________, successor by merger to _________________________________________ ("Seller") and who has
personal knowledge of the facts set out in this affidavit.

          On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

          That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

          Seller executes this Affidavit for the purpose of inducing Deutsche
Bank National Trust Company, as trustee on behalf of ABFC 2005-AQ1 Trust,
Asset-Backed Certificates, Series 2005-AQ1, to accept the transfer of the above described loan from Seller.

          Seller agrees to indemnify and hold harmless Deutsche Bank National
Trust Company and Asset Backed Funding Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                            By:
                                                --------------------------------

                                            ------------------------------------

STATE OF    )
            )   SS:
COUNTY OF   )

          On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

          Witness my hand and Notarial Seal this ____ day of _______ 20__.

____________________________________
____________________________________

My commission expires _____________________.

                                       H-1

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - BA05Q1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255

     Re:   ABFC 2005-AQ1 Trust,
           Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          1. [The undersigned is the ______________________ of ________________
(the "Transferee") a [corporation duly organized] and existing under the laws of
__________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

          2. The Transferee hereby acknowledges that under the terms of the
Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2005, among Asset Backed Funding Corporation, as depositor (the "Depositor"),
Ameriquest Mortgage Company as Servicer, and Deutsche Bank National Trust
Company, as trustee (the "Trustee"), no transfer of the ERISA-Restricted
Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

          3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code
of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R, Class CE and Class
P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE
95-60") and that the purchase and holding of such Certificates are covered under
Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R
Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate
Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or similar provisions of Similar Law) and will not subject the Trustee or the Depositor to any

                                       I-1

obligation in addition to those undertaken by such entities in the Pooling and
Servicing Agreement, which opinion of counsel shall not be an expense of the
Trustee or the Depositor.

          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

          IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                            ------------------------------------
                                            [Transferee]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                       I-2

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                             [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - BA05Q1

Ladies and Gentlemen:

          In connection with our acquisition of the ABFC 2005-AQ1 Trust,
Asset-Backed Certificates, Series 2005-AQ1 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an
"accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the
Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates
(but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the
Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any
Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h)
we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                       J-1

                                            Very truly yours,

                                            [NAME OF TRANSFEREE]

                                            By:
                                                --------------------------------
                                                Authorized Officer

                                       J-2

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - BA05Q1

     Re:   ABFC 2005-AQ1 Trust,
           Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          In connection with our acquisition of the ABFC 2005-AQ1 Trust,
Asset-Backed Certificates, Series 2005-AQ1 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the
Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities
Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the
Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule
144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, and who executes a certification in the form of this letter and a certification in the form of either Annex 1 or Annex 2 attached hereto, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       J-3

                                            Very truly yours,

                                            [NAME OF TRANSFEREE]

                                            By:
                                                --------------------------------
                                                Authorized Officer

                                       J-4

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          i. As indicated below, the undersigned is the President, Chief
Financial Officer, Senior Vice President or other executive officer of the
Buyer.

          ii. In connection with purchases by the Buyer, the Buyer is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ ______ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986,
          as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of
          Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or
          Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Broker-dealer. The Buyer is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

----------
     (1) Buyer must own and/or invest on a discretionary basis at least
$__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

                                       J-5

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of
          1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors
          Act of 1940.

          iii. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the
Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will

                                       J-6

continue to rely on the statements made herein because one or more sales to the
Buyer may be in reliance on Rule 144A.

          vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                            ------------------------------------
                                            Print Name of Buyer

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            Date:
                                                  ------------------------------

                                       J-7

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief
Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a
Family of Investment Companies (as defined below), is such an officer of the
Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the
Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment
Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Buyer or are part of the
Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                       J-8

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule
144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Buyer or Adviser

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Buyer

                                            Date:
                                                  ------------------------------

                                       J-9

                                    EXHIBIT K

                 FORM OF CLASS R CERTIFICATE TRANSFER AFFIDAVIT

                              ABFC 2005-AQ1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

STATE OF    )
            ) ss.:
COUNTY OF   )

          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is [an officer of] ____________, the proposed
Transferee of an Ownership Interest in the Class R Certificates (the
"Certificate") issued pursuant to the Pooling and Servicing Agreement, (the
"Agreement"), relating to the above-referenced Certificates, among Asset Backed
Funding Corporation, as depositor, Ameriquest Mortgage Company, as Servicer, and
Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its
Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The
Transferee has no knowledge that any such affidavit is false.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are a
Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a
Disqualified Organization is the record holder of an interest in such entity.
The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false.
(For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a

                                       K-1

partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any
Person to whom the Transferee attempts to Transfer its Ownership Interest in the
Certificate, and in connection with any Transfer by a Person for whom the
Transferee is acting as nominee, trustee or agent, and the Transferee will not
Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred to any Person that the Transferee knows is not a Permitted
Transferee. In connection with any such Transfer by the Transferee, the
Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit L to the Agreement (a "Transferor Certificate")
to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

          7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the
Certificate.

          8. The taxpayer identification number of the Transferee's nominee is
_______ .

          9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

          10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          11. The Transferee has filed all required federal and state income tax returns and has paid all federal and state income tax due and intends to file and pay all such returns and taxes in the future.

          12. The Transferee historically has paid its debts as they come due and fully intends to be financially able to pay its debts, including any and all tax liabilities, as they become due.

          13. The Transferee understands that, as the holder of an Ownership
Interest in a Certificate, it may incur tax liabilities in excess of any cash flows generated by such Ownership Interest and intends to pay all taxes associated with holding such Ownership Interest as such taxes become due.

                                       K-2

          14. That the Transferee will not cause income from the Class R
Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

          15. That, if the Transferee is purchasing the Class R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations
Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

          16. The Transferee is not an employee benefit plan that is subject to
ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

                                       K-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this __ day of__________, 20__.

                                            [NAME OF TRANSFEREE]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

          Personally appeared before me the above-named ___________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this _____ day of _________, 20__.

                                            ------------------------------------
                                            NOTARY PUBLIC

                                            My Commission expires the __ day
                                            of ____, 20__.

                                       K-4

                                  ATTACHMENT A

                                       to

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Class R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S.
Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section
1274(d) of the Code and the compounding period used by the Transferee.

          OR

[ ] The transfer of the Class R Certificate complies with U.S. Treasury
Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

          (i) the Transferee is an "eligible corporation," as defined in U.S.
     Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from
     Class R Certificate will only be taxed in the United States;

          (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury
     Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

          (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
     Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of
     the U.S. Treasury Regulations;

          (iv) the Transferee has determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions
     (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

          (v) in the event of any transfer of the Class R Certificate by the
     Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class R Certificate.

                                       K-5

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                               [DATE]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - BA05Q1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255

     Re: ABFC 2005-AQ1 Trust,
         Asset-Backed Certificates, Series 2005-AQ1

Ladies and Gentlemen:

          In connection with our disposition of the ABFC 2005-AQ1 Trust,
Asset-Backed Certificates, Series 2005-AQ1 (the "Certificates"), we certify that
(a) we understand that the Certificates have not been registered under the
Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b)
we have not offered or sold any Certificates to, or solicited offers to buy any
Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge the
Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        [__________________________]

                                        By:
                                            ------------------------------------

                                       L-1

                                    EXHIBIT M

                       FORM OF SERVICER REMITTANCE REPORT

                          [TO BE PROVIDED BY SERVICER]

                                       M-1

                                    EXHIBIT N

         FORM OF YIELD MAINTENANCE AGREEMENT RELATING TO THE CLASS A-1A
                                  CERTIFICATES

                             (ON FILE WITH TRUSTEE)

                                       N-1

                                    EXHIBIT O

                              FORM OF CERTIFICATION

                              ABFC 2005-AQ1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

          I, [identify the certifying individual] certify that:

1.   I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the ABFC 2005-AQ1
     Trust;

2.   Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.   Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and
     Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among
     Asset Backed Funding Corporation, as depositor, Ameriquest Mortgage
     Company, as Servicer (the "Servicer"), and Deutsche Bank National Trust
     Company, as trustee (the "Trustee") for inclusion in these reports is included in these reports;

4.   Based on my knowledge and upon the annual compliance statement included in the annual report on Form 10-K and required to be delivered to the Trustee in accordance with the terms of the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the
     Agreement;

5.   The reports disclose all significant deficiencies relating to the
     Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports; and

6.   In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Ameriquest Mortgage
     Company and Deutsche Bank National Trust Company.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       O-1

                                   EXHIBIT P-1

           FORM OF CERTIFICATION TO BE PROVIDED BY THE TRUSTEE TO THE
                                    DEPOSITOR

                              ABFC 2005-AQ1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

          The Trustee hereby certifies to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   The trustee has reviewed the annual report on Form 10-K for the fiscal year
     [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced Trust;

2.   Subject to paragraph (4), the distribution information in the distribution reports contained in all monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [____], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which statements were made, not misleading as of the last day of the period covered by that annual report;

3.   The distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports; and

4.   In compiling the distribution information and making the foregoing certifications, it has relied upon information furnished to it by the
     Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

                                        DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      P-1-1

                                   EXHIBIT P-2

           FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER TO THE
                                    DEPOSITOR

                              ABFC 2005-AQ1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

          I, [identify the certifying individual], certify to Asset Backed
Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.   I have reviewed the annual report on Form 10-K for the calendar year [___], and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the ABFC 2005-AQ1 Trust;

2.   Based on my knowledge, the servicing information in the Distribution Date
     Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.   Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Asset Backed Funding
     Corporation, as depositor, Ameriquest Mortgage Company, as Servicer (the
     "Servicer"), and Deutsche Bank National Trust Company, as trustee (the
     "Trustee"), for inclusion in these reports is included in these reports;

4.   I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;
     and

5.   The reports disclose all significant deficiencies relating to the
     Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports.

                                        AMERIQUEST MORTGAGE COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      P-2-1